UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Mesa Air Group, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

and

2024 PROXY STATEMENT

The Annual Meeting of the Shareholders of Mesa Air Group, Inc. will be held:

Wednesday, August 14, 2024, at 2:00 p.m., Mountain Standard Time

2525 E. Camelback Road, Suite 1000

Phoenix, Arizona 85016

410 North 44th Street, Suite 700

Phoenix, Arizona 85008

July 1, 2024

Dear Fellow Shareholder:

You are cordially invited to attend the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Mesa Air Group, Inc. (the “Company”) to be held at 2525 E. Camelback Road, Suite 1000, Phoenix, Arizona 85016, commencing at 2:00 p.m., Mountain Standard Time, on Wednesday, August 14, 2024.

The notice of annual meeting and the proxy statement that follow describe the matters to come before the Annual Meeting. Each holder of record of shares of the Company’s common stock (Nasdaq CM: MESA) at the close of business on June 24, 2024 is entitled to receive notice of and to vote at the Annual Meeting, and any adjournment or postponement of the Annual Meeting. Shares of our common stock can be voted at the Annual Meeting only if the holder is present in person or by valid proxy.

It is important that your shares be represented and voted, whether or not you plan to attend the Annual Meeting in person. You may vote on the Internet, by telephone or by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. If you attend the Annual Meeting, you may revoke your proxy if you wish, and vote in person.

We thank you for your continued support and interest in Mesa Air Group.

Sincerely yours,

Jonathan G. Ornstein

Chairman, Chief Executive Officer and Director

This proxy statement is dated July 1, 2024, and is first being made available to shareholders on or about July 3, 2024.

NOTICE OF THE 2024 ANNUAL MEETING OF SHAREHOLDERS

OF MESA AIR GROUP, INC.

Date and Time:	Wednesday, August 14, 2024, at 2:00 p.m., Mountain Standard Time.

Place:	2525 E. Camelback Road, Suite 1000, Phoenix, Arizona 85016.

Purposes:

1.  To elect seven directors to hold office until the next annual meeting and until their respective successors are duly elected and qualified;

2.  To approve, on an advisory basis, the compensation of the Company’s named executive officers;

3.  To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers;

4.  To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2024; and

5.  To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Record Date:

Only shareholders of record at the close of business on June 24, 2024, the record date for the Annual Meeting, will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

Delivery of Proxy Materials:	Beginning on July 3, 2024, we began mailing the Notice of Meeting, Proxy Statement, Proxy Card and our fiscal year 2023 Annual Report.

Internet Availability of Proxy Materials:

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on August 14, 2024. Our proxy statement is attached. Financial and other information concerning Mesa Air Group, Inc. is contained in our Annual Report to Shareholders for the fiscal year ended September 30, 2023. A complete set of proxy materials relating to our Annual Meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, proxy statement, Proxy Card and Annual Report to Shareholders, are available and may be viewed at www.proxyvote.com.

How You Can Vote:	Shareholders may vote at the Annual Meeting, or in advance over the Internet, by telephone or by mail.

By order of the Board of Directors,

Brian S. Gillman

Executive Vice President, General Counsel and Secretary

Phoenix, Arizona

July 1, 2024

i

410 North 44th Street, Suite 700

Phoenix, Arizona 85008

PROXY STATEMENT

FOR 2024 ANNUAL MEETING OF SHAREHOLDERS

To be held on Wednesday, August 14, 2024

QUESTIONS AND ANSWERS

ABOUT PROXY MATERIALS AND VOTING

This proxy statement, the accompanying Notice of Annual Meeting, proxy card and the Annual Report to Shareholders of Mesa Air Group, Inc. (the “Company,” “Mesa Air Group,” “we, “us” and “our”) are being mailed on or about July 3, 2024. You should read this entire proxy statement (this “proxy statement”) carefully for information about the proposals to be presented at our 2024 Annual Meeting of Shareholders for the fiscal year ended September 30, 2023 (our “Annual Meeting”). Information contained on, or that can be accessed through, our website is not a part of this proxy statement.

The information in the “question and answer” format below is for your convenience only and provides essential information about the proxy materials and how to cast your vote at our Annual Meeting.

What is a proxy?

Our Board of Directors (our “Board”) is asking for your proxy. This means you authorize persons selected by the Company to vote your shares at our Annual Meeting in the way that you instruct. All shares represented by valid proxies that are received and not revoked before our Annual Meeting will be voted at our Annual Meeting in accordance with the shareholder’s specific voting instructions.

Why am I receiving these materials?

You are receiving these materials because at the close of business on June 24, 2024 (the “Record Date”), you owned shares of our common stock, no par value per share. All shareholders of record on the Record Date are entitled to attend and vote at our Annual Meeting.

Each such share of our common stock is entitled to vote at our Annual Meeting. On the Record Date, we had 41,312,204 shares of common stock outstanding. With respect to all of the matters submitted for vote at our Annual Meeting, each share of common stock is entitled to one vote.

What information is contained in this proxy statement?

This proxy statement includes information about the nominees for directors and other matters to be voted on at our Annual Meeting. It also explains the voting process and requirements; describes the compensation of our principal executive officer, principal financial officer and our other most highly compensated executive officers (collectively referred to as our “named executive officers” or “NEOs”); describes the compensation of our directors; and provides certain other information that the U.S. Securities and Exchange Commission (the “SEC”) rules require.

What should I do with these materials?

Please carefully read and consider the information contained in this proxy statement and then vote your shares as soon as possible to ensure that your shares will be represented at our Annual Meeting. You may vote your shares prior to our Annual Meeting even if you plan to attend our Annual Meeting in person.

What shares are included on my proxy card?

You will receive one proxy card for all the shares of our common stock that you hold as a shareholder of record (in certificate form or in book-entry form). If you hold your shares in street name, you will receive voting instructions for each account you have with a broker, bank or other nominee.

What matters am I voting on and how does our Board recommend that I vote on each matter?

Set forth below is a description of each of the proposals you are being asked to vote on and how our Board recommends that you vote on each proposal:

Proposal 1 – FOR the election of our seven director nominees, Ellen N. Artist, Mitchell I. Gordon, Dana J. Lockhart, Jonathan G. Ornstein, Harvey W. Schiller, Spyridon P Skiados and Jonathan Ireland each for a one-year term or until his or her successor is duly elected and qualified.

Proposal 2 – FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Proposal 3 – FOR the approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers EVERY YEAR.

Proposal 4 – FOR the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2024.

What are my choices when voting?

Proposal 1 – You may (i) vote “FOR” the election of all seven director nominees named herein; (ii) “WITHHOLD” authority to vote for all such director nominees; or (iii) vote “FOR” the election of all such director nominees other than any nominees with respect to whom the vote is specifically “WITHHELD” by indicating in the space provided on the proxy.

Proposals 2 and 4 – You may cast your vote in favor of, or against, each proposal. You may also abstain from voting.

Proposal 3 – You may cast your vote in favor of a period of 1 year, 2 years or 3 years. You may also abstain from voting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the “shareholder of record” with respect to those shares. The full set of proxy materials has been sent directly to you.

If your shares are held with a broker or in an account at a bank, you are considered the “beneficial owner” with respect to those shares. These shares are sometimes referred to as being held “in street name.” The full set of proxy materials would have been forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following the instructions on the enclosed proxy card for voting online or by telephone. You will not be able to vote these shares directly unless you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares.

How do I vote if I am the shareholder of record?

There are four voting methods for record holders:

Mail –

If you choose to vote by mail, complete a proxy card, date and sign it, and return it in the postage-paid envelope provided (if you received a paper copy of the proxy materials) or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Telephone –

You can vote your shares by calling 1-800-690-6903 and using the identification code indicated on the Notice Regarding the availability of Proxy Materials or the proxy card mailed to you. Voting is available 24 hours a day.

Internet –	You can also vote on the Internet at www.proxyvote.com or scan the QR Barcode on your proxy card.

In Person –	During the Annual Meeting, you can vote in person.

Whether or not you plan to attend our Annual Meeting, we urge you to vote. Returning the proxy card or voting by telephone or online will not affect your right to attend our Annual Meeting and vote in person.

How do I vote if I am a beneficial owner?

As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the instructions that your broker, bank or other nominee sent to you. You will receive proxy materials and voting instructions for each account that you have with a broker, bank or other nominee. As a beneficial owner, if you wish to change the voting instructions that you have provided your broker, bank or other nominee, you should follow the instructions that your broker, bank or other nominee sent to you.

As a beneficial owner, you are also invited to attend our Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares.

What if I am a beneficial owner and do not give voting instructions to my broker?

If you are a beneficial owner of shares, your broker, bank or other nominee is not permitted to vote on your behalf on the election of directors and any other matters to be considered at the Annual Meeting, except for Proposal 4 (the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2024), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares on the Internet or by telephone. If you do not provide voting instructions, your shares will not be voted on any proposal except for Proposal 4. This is called a “broker non-vote.” For your vote to be counted, you will need to communicate your voting decision to your broker, bank or other nominee before the date of the Annual Meeting.

How can I attend our Annual Meeting?

You are entitled to attend our Annual Meeting only if you were a shareholder of record as of the Record Date or you hold a valid proxy for our Annual Meeting as described in the previous question. Because seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a shareholder of record but hold shares as a beneficial owner, you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement dated prior to January 8, 2024, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership.

What can I do if I change my mind after I vote?

If you are a shareholder of record, you can revoke your proxy and/or change your vote any time before completion of voting at our Annual Meeting as follows:

•	Revoke your proxy: Mail written notice of revocation of your proxy to our Executive Vice President, General Counsel and Secretary at 410 North 44th Street, Suite 700, Phoenix, Arizona 85008;

•	Change your vote by Internet or telephone: Vote again over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on August 13, 2024;

•	Change your vote by mail: Sign and mail on a timely basis another proxy card with a later date; or

•	Change your vote at our Annual Meeting: Attend our Annual Meeting and vote in person by ballot.

If you hold your shares through a bank, broker or other nominee, you can revoke your proxy and/or change your vote as follows:

•	Give new voting instructions: Submit new voting instructions in the manner provided by your bank, broker or other nominee; or

•

Change your vote at our Annual Meeting: Contact your bank, broker or other nominee to obtain a legal proxy, as described in the answer to the question “How do I vote if I am a beneficial owner?” above, so that you may vote your shares in person at our Annual Meeting.

All shares represented by valid proxies received and not revoked will be voted at our Annual Meeting in accordance with the shareholder’s specific voting instructions.

What if I return my proxy card or vote by Internet or telephone but do not specify how I want to vote?

If you are a shareholder of record and sign and return your proxy card or complete the online or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them as follows:

•	“FOR” the election of each of our seven director nominees, Ellen N. Artist, Mitchell I. Gordon, Dana J. Lockhart, Jonathan G. Ornstein, Harvey W. Schiller, Spyridon P Skiados, and Jonathan Ireland;

•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

•	“FOR” the approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers EVERY YEAR.

•	“FOR” the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2024.

How many shares must be present or represented to conduct business at our Annual Meeting?

Under our Bylaws a quorum will exist at our Annual Meeting if shareholders holding a majority of the shares entitled to vote at our Annual Meeting are present in person or by proxy. Shareholders of record who return a proxy or vote in person at our Annual Meeting will be considered part of the quorum. Abstentions and broker non-votes are counted as “present” for determining a quorum.

How are votes counted?

In the election of the seven directors, your vote may be cast “FOR” all of the nominees, or your vote may be “WITHHELD” with respect to one or more of the nominees. If you withhold your vote with respect to any nominee, your shares will not be considered to have been voted for or against the nominee. Broker discretionary voting is not allowed for the election of directors.

For all other proposals, your vote may be cast “FOR” or “AGAINST,” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card with no further instructions and you are a shareholder of record, then your shares will be voted in accordance with the recommendations of our Board. Broker discretionary voting is allowed for Proposal 4.

What is the voting requirement to approve each of the proposals?

Proposal 1 provides that, assuming a quorum is present at the Annual Meeting, each director must be elected by a plurality of the votes cast. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be elected at our Annual Meeting. A “WITHHOLD” vote will have no effect on the vote. If you are a beneficial owner, your broker, bank or other nominee may not vote your shares on this proposal without receiving voting instructions from you.

Proposals 2 and 4 will be approved if, assuming a quorum is present at the Annual Meeting, the number of votes cast, in person or by proxy, in favor of a particular proposal exceeds the number of votes cast in opposition to the proposal. Proposal 2 is an advisory vote only, and has no binding effect on the Board or the Company.

Proposal 3 allows you to vote for one of four choices: holding the advisory vote on executive compensation every 1 year, 2 years or 3 years, or abstaining from voting. Therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board, but will instead be casting their vote for the voting frequency they prefer. Proposal 3 is an advisory vote only, and has no binding effect on the Board or the Company.

Other matters that may properly come before our Annual Meeting may require more than a majority vote under our Second Amended and Restated Bylaws (as amended, our “Bylaws”), our Second Amended and Restated Articles of Incorporation, the laws of Nevada or other applicable laws. We do not know of any such matters as of the date of this proxy statement.

Who will count the votes?

Our Executive Vice President, General Counsel and Secretary, Brian S. Gillman, will tabulate the votes and act as the inspector of election.

Where can I find the voting results?

We will announce the preliminary voting results at our Annual Meeting. We will also publish voting results in a Current Report on Form 8-K that we will file with the SEC within four business days of our Annual Meeting. If on the date of such Form 8-K filing the inspector of election for our Annual Meeting has not certified the voting results as final, we will note in the filing that the results are preliminary and publish the final results in a subsequent Form 8-K filing within four business days after the final voting results are known.

Who will pay the costs of soliciting these proxies?

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokers and other nominees holding shares of voting stock beneficially owned by others to forward to such beneficial owners. We may reimburse banks, brokers and other nominees for their reasonable costs of forwarding proxy materials to beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for such services.

Are you “house holding” for shareholders sharing the same address?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “house holding,” potentially provides extra convenience for shareholders and cost savings for companies.

We have not instituted house holding for shareholders of record. However, certain brokerage firms may have instituted house holding for beneficial owners of shares of our common stock held through brokerage firms. If your household has multiple accounts holding shares of our common stock, you may have already received a house holding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your request. Our shareholders may decide at any time to revoke a decision to household, and thereby receive multiple copies.

What is the deadline for shareholders to propose actions for consideration at our annual meeting of shareholders for the fiscal year ending September 30, 2024?

Shareholders who wish to nominate persons for election to our Board or propose other matters to be considered at our annual meeting of shareholders for the fiscal year ending September 30, 2024 must provide us advance notice of the director nomination or shareholder proposal, as well as the information specified in our Bylaws, no earlier than April 7, 2025, and no later than May 16, 2025. Shareholders are advised to review our Bylaws, which contain the requirements for advance notice of director nominations and shareholder proposals. Notice of director nominations and shareholder proposals must be mailed to our Executive Vice President, General Counsel and Secretary at 410 North 44th Street, Suite 700, Phoenix, Arizona 85008. The requirements for advance notice of shareholder proposals under our Bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as those shareholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out of order or take other appropriate action with respect to any director nomination or shareholder proposal that does not comply with our Bylaws, and other applicable requirements.

March 3, 2025 is the deadline for shareholders to submit proposals to be included in our proxy statement under Rule 14a-8 under the Exchange Act. However, if the date of our annual meeting of shareholders for the fiscal year ending September 30, 2024 is changed by more than 30 days from the anniversary of the date of the previous year’s meeting, then the deadline will be a reasonable time before we begin to print and send our proxy statement for our annual meeting of shareholders for the fiscal year ending September 30, 2024. Proposals by shareholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be mailed to our Executive Vice President, General Counsel and Secretary at 410 North 44th Street, Suite 700, Phoenix, Arizona 85008. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

Can I view the list of shareholders entitled to vote at the Annual Meeting?

A complete list of shareholders entitled to vote at the Annual Meeting shall be open to the examination of any shareholder, for any purpose germane to the Annual Meeting, during ordinary business hours for at least ten days prior to the Annual Meeting at our offices at 410 N. 44th Street, Suite 700, Phoenix, Arizona 85008.

Who should I call if I have any questions?

If you have any questions about our Annual Meeting or your ownership of our voting stock, please contact our transfer agent at:

Computershare, Inc.

250 Royall Street

Canton, MA 02021

Telephone: (212) 805-7100

Website Address: www.computershare.com/us

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Philosophy

We are strongly committed to good corporate governance practices. These practices provide an important framework within which our Board and management can pursue our strategic objectives for the benefit of our shareholders. Our Board has adopted Amended and Restated Corporate Governance Guidelines (our “Corporate Governance Guidelines”) that set forth the role of our Board, director independence standards, Board structure and functions, director selection considerations and other governance policies. In addition, our Board has adopted written charters for each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as well as the Mesa Air Group, Inc. Code of Conduct and Ethics (our “Code of Conduct”) that applies to all of our employees, officers and directors and all of our subsidiaries. Our Nominating and Corporate Governance Committee reviews our Corporate Governance Guidelines annually and recommends changes to our Board as warranted. Our Corporate Governance Guidelines, our committee charters, and our Code of Conduct, and any waivers or amendments to our Code of Conduct, are all available on our investor relations website (http://investor.mesa-air.com) in the “Corporate Governance – Governance Overview” section.

Director Independence

Our Board of Directors periodically reviews the independence of each director. During these reviews, our Board of Directors considers transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and management, to determine whether any such transactions or relationships are inconsistent with a determination that the director was independent. Our Board of Directors has affirmatively determined that each director other than Jonathan G. Ornstein, our Chairman and Chief Executive Officer, and Jonathan Ireland, who was appointed to our Board on May 2, 2023 to serve as a designee of United Airlines, Inc., is “independent,” as defined by the rules of the Nasdaq Stock Market. Under the Nasdaq Stock Market rules, a director can be independent only if the director does not trigger a categorical bar to independence and our Board of Directors affirmatively determines that the director does not have a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment by the director in carrying out the responsibilities of a director. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq listing rules. In making this determination, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence.

Board Leadership Structure

Although our Board does not have a formal policy as to whether the roles of Chairman of our Board and Chief Executive Officer should be combined or separated, Mr. Ornstein serves as both the Chairman of our Board and our Chief Executive Officer. Our Board believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing our Board and management to benefit from Mr. Ornstein’s extensive executive leadership and operational experience. On April 9, 2019, the Board established the position of Presiding Independent Director (i.e., Lead Director) and appointed Harvey W. Schiller to serve in that capacity. Mr. Schiller has served on the Company’s Board since 2011, and currently serves as Chair of the Board’s Compensation Committee and a member of the Nominating and Corporate Governance Committee. The Presiding Independent Director is responsible for, among other things, organizing and chairing executive sessions of the independent directors serving on the Company’s Board, acting as a liaison between the Company’s Chairman of the Board and the Board’s independent directors, and carrying out such other responsibilities as defined by the Board.

Executive Sessions of Non-Employee Directors

To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our Corporate Governance Guidelines provide that the non-employee directors will meet in executive sessions without management directors or our management on a periodic basis. Accordingly, our Board holds executive sessions at which only those directors who are “independent,” within the meaning of currently applicable Exchange Act rules and the Nasdaq Listing Rules, are present. In accordance with our Corporate Governance Guidelines, the presiding director at the executive sessions is Mr. Schiller, as the Presiding Independent Director.

Committees of our Board of Directors During 2023

Our Board of Directors directs the management of our business affairs, as provided by Nevada law, and conducts its business through meetings of the Board of Directors. Our Board has established three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. These committees which have the composition and responsibilities described below. Our Board may establish other committees to facilitate the management of our business. Copies of the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available in the “Corporate Governance – Governance Overview” section of our investor relations website (http://investor.mesa-air.com). Members serve on these committees until their resignation or until otherwise determined by our Board.

The following table sets forth the standing committees of our Board and the members of each such committee as of the date of this proxy statement:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Jonathan G. Ornstein	—	—	—
Ellen N. Artist	Chair	—	Member
Mitchell I. Gordon	Member	Member	—
Dana J. Lockhart	Member	—	—
Harvey W. Schiller	—	Chair	Member
Spyridon P Skiados	—	—	Chair
Jonathan Ireland	—	—	—

Audit Committee

Our Audit Committee consists of Ms. Artist and Messrs. Gordon and Lockhart, with Ms. Artist serving as our Audit Committee Chair. Pursuant to our Audit Committee charter, Audit Committee membership shall consist of at least three Board members, all of whom qualify as independent within the meaning of our Corporate Governance Guidelines and satisfy the independence requirements of the Nasdaq Listing Rules and Rule 10A-3(b)(1) under the Exchange Act. Our Audit Committee charter also requires members to have financial literacy and familiarity with fundamental financial statements that would allow them to understand key business and financial controls in the primary industries in which we operate.

Our Board has determined that Ms. Artist and Messrs. Gordon and Lockhart are independent under the Nasdaq Listing Rules and Rule 10A-3(b)(1) under the Exchange Act. In addition, our Board has determined that Ms. Artist is an “audit committee financial expert” within the meaning of SEC regulations. Our Board has also determined that each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board has examined each Audit Committee member’s scope of experience and the nature of his or her employment in the corporate finance sector.

The primary purpose of our Audit Committee is to discharge the responsibilities of our Board with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

•	selecting a qualified firm to serve as our independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of our independent registered public accounting firm;

•

discussing the scope and results of the audit with our independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

•	developing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related party transactions;

•

obtaining and reviewing a report by our independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law;

•

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by our independent registered public accounting firm; and

•	oversight of our cyber security risk management programs.

Compensation Committee

Our Compensation Committee currently consists of Messrs. Gordon and Schiller, with Mr. Schiller serving as our Compensation Committee Chair. Mr. McHugh served on the Compensation Committee until his passing on January 12, 2024.

Pursuant to our Compensation Committee charter, our Compensation Committee shall consist of a minimum of two directors, each of whom shall meet Nasdaq’s independence requirements. Our Board has determined that each member of our Compensation Committee is independent under the Nasdaq Listing Rules and is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board to oversee our compensation policies, plans and programs, and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;

•	reviewing and recommending to our Board the compensation of our directors;

•	reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;

•	administering our incentive compensation and other equity plans;

•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of our Compensation Committee’s compensation advisors;

•

reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans, severance agreements and any other compensatory arrangements for our executive officers and other senior management, as appropriate;

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy; and

•	reviewing our compensation policies and practices as they relate to risk management.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been an executive officer of Mesa Air Group, nor did any of them have any relationships requiring disclosure by us under Item 404 of SEC Regulation S-K. With the exception of Mr. Ornstein, our Chairman and Chief Executive Officer, none of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, of which an executive officer served as a director of Mesa Air Group or member of our Compensation Committee during the fiscal year ended September 30, 2023.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Ms. Artist and Messrs. Schiller and Skiados, with Mr. Skiados serving as our Nominating and Corporate Governance Committee Chair. Pursuant to our Nominating and Corporate Governance Committee charter, our Nominating and Corporate Governance Committee shall consist of at least three directors, each of whom shall meet Nasdaq’s independence requirements. Our Board has affirmatively determined that each of Ms. Artist and Messrs. Schiller and Skiados meet the definition of “independent director” for purposes of the Nasdaq Listing Rules.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•	identifying, evaluating and selecting, or recommending that our Board approve, nominees for election to our Board;

•	considering and making recommendations to our Board regarding the composition of the committees of our Board;

•	reviewing developments in our corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;

•	reviewing management succession plans;

•	developing and making recommendations to our Board regarding our Corporate Governance Guidelines; and

•	overseeing an annual evaluation of our Board’s performance and the performance of each committee.

Board and Committee Meetings and Attendance

Our Board is responsible for the oversight of Company management, the strategy of the Company and establishing corporate policies. Our Board and its committees meet throughout the year on a regular schedule, and also hold special meetings and act by written consent from time to time. During the fiscal year ended September 30, 2023, our Board met 11 times. Each of the regularly scheduled Board meetings included an executive session of only independent directors. Our Audit Committee met five times during the last fiscal year. Our Compensation Committee met four times during the last fiscal year. Our Nominating and Corporate Governance Committee met four times during the last fiscal year. During the fiscal year ended September 30, 2023, each director attended 75% or more of the aggregate number of Board meetings and meetings of the committees on which he or she served. We encourage our directors and director nominees to attend our Annual Meetings. All of our current directors attended our annual meeting of shareholders in 2023, except Mr. Ireland who was appointed to our Board effective May 2, 2023.

Communications with our Board of Directors

Shareholders or interested parties who wish to communicate with our Board or with an individual director may do so by mail addressed to our Board or the individual director, care of our Executive Vice President, General Counsel and Secretary at 410 North 44th Street, Suite 700, Phoenix, Arizona 85008. The communication should indicate that it contains a shareholder or interested party communication. In accordance with our Corporate Governance Guidelines, all such communications will be reviewed by our Executive Vice President, General Counsel and Secretary, in consultation with appropriate directors as necessary, and, if appropriate, will be forwarded to the director or directors to whom the communications are addressed or, if none are specified, to the Chairman of our Board.

Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance shareholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for a given company. Our Board, as a whole, determines the appropriate level of risk for us, assesses the specific risks that we face and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our Board administers this risk management oversight function, the committees of our Board support our Board in discharging its oversight duties and addressing risks inherent in their respective areas.

Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee monitors compliance with legal and regulatory requirements. Our Audit Committee also monitors management’s preparedness for and responses to data security incidents. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether our compensation philosophy and practices have the potential to encourage excessive risk-taking and evaluates compensation policies and practices that could mitigate such risks.

At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal, financial, tax and audit-related risks. In addition, among other matters, management provides our Audit Committee periodic reports on our compliance programs and investment policy and practices.

Nominations Process and Director Qualifications

Directors Designated by United under the United CPA

Our Board of Directors currently consists of seven persons, one of whom serves as a designee of United Airlines, Inc. (“United”) pursuant to that certain Third Amended and Restated Capacity

Purchase Agreement, dated December 27, 2022 (as amended, the “United CPA”), among the Company and United. Under the United CPA, United is entitled to designate one individual to serve on the Company’s board of directors (the “United Designee”) so long as its equity ownership in the Company remains above five percent (5%) of the Company’s issued and outstanding stock. The United Designee is subject to the approval of our Board, such approval not to be unreasonably withheld, conditioned or delayed. Jonathan Ireland currently serves as the United Designee. In the event that United ceases to own the minimum number of shares of our common stock, then the United Designee shall offer his resignation and United shall no longer be entitled to designate a director to our Board of Directors. Mr. Ireland is being nominated to our Board for election pursuant to the director designation rights granted to United in January 2023 under the United CPA.

Nomination to our Board of Directors

With the exception of Mr. Ireland, candidates for nomination to our Board are selected by our Board based on the recommendations of our Nominating and Corporate Governance Committee in accordance with our Nominating and Corporate Governance Committee charter, our policies, our Second Amended and Restated Articles of Incorporation, our Bylaws, our Corporate Governance Guidelines and the criteria adopted by our Board regarding director candidate qualifications. In recommending candidates for nomination, our Nominating and Corporate Governance Committee considers candidates recommended by directors, officers and employees, as well as candidates that are properly submitted by shareholders in accordance with our policies and our Bylaws, using the same criteria to evaluate all such candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, our Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential director nominees.

Additional information regarding the process for properly submitting shareholder nominations for candidates for membership on our Board is set forth above under “Questions and Answers About Proxy Materials and Voting” and in our Bylaws.

Director Qualifications

With the goal of developing a diverse, experienced and highly qualified board of directors, our Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board the desired qualifications, expertise and characteristics of members of our Board, including qualifications that our Nominating and Corporate Governance Committee believes must be met by a committee-recommended nominee for membership on our Board and specific qualities or skills that our Nominating and Corporate Governance Committee believes are necessary for one or more of the members of our Board to possess.

In addition to the qualifications, qualities, and skills that are necessary to meet U.S. legal and regulatory requirements, Nasdaq’s listing requirements, the provisions of our Second Amended and Restated Articles of Incorporation and our Bylaws, our Corporate Governance Guidelines and each of the charters of our Board committees, our Nominating and Corporate Governance Committee requires the following minimum qualifications to be satisfied by any nominee for a position on our Board:

•	personal and professional ethics and integrity;

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	skills that are complementary to those of the existing Board members;

•	the ability to assist and support management and make significant contributions to our success;

•	an understanding of the fiduciary responsibilities that are required of a member of our Board; and

•	the commitment of time and energy necessary to diligently carry out these responsibilities.

Our Board and Nominating and Corporate Governance Committee believe that a diversely skilled, experienced and highly qualified board of directors fosters a robust, comprehensive and balanced decision-making process for the continued effective functioning of our Board and success of the Company. Accordingly, through the nomination process, our Nominating and Corporate Governance Committee seeks to promote Board membership that reflects diversity, factoring in gender, race, ethnicity, differences in professional background, education, skill, experience and other individual qualities and attributes that contribute to the total mix of viewpoints and experience. Our Nominating and Corporate Governance Committee evaluates the foregoing factors, among others, and does not assign any particular weighting or priority to any of the factors.

Proposal 1 sets forth a brief biographical description of each nominee’s primary individual experience, qualifications, attributes and skills that led our Board to recommend such nominee to serve as a member of our Board.

Non-Employee Director Compensation

Fees. The following fees were paid to our non-employee directors during the 2023 election year, excluding Mr. Ireland who received no fees for his service on our Board. Directors who are full-time employees receive no additional compensation for serving as directors. Board members are also reimbursed for all expenses associated with attending Board or committee meetings.

The following table sets forth information concerning the compensation earned by or paid to our non-employee directors during the fiscal year ended September 30, 2023:

Annual retainer (paid quarterly)	$83,000
Compensation Committee Chair retainer	$10,000
Nominating and Corporate Governance Chair retainer	$10,000
Audit Committee Chair retainer	$15,000
Presiding Independent Director retainer	$20,000

Equity Awards. Equity awards are made to our non-employee directors on an annual basis. The types and amounts of such awards are set by our Compensation Committee. During the fiscal year ended September 30, 2023, each non-employee director received a restricted common stock award in the aggregate amount of $89,700.

Other benefits. As is common in the airline industry, we provide flight benefits to the members of our Board, whereby each non-employee director and certain family members of directors receive free or reduced-fare travel on flights flown by our major airline partners at no cost to us or the director. We believe that our directors’ use of free air travel is de minimis and we did not maintain any records of non-employee directors’ travel during the fiscal year ended September 30, 2023.

Fiscal 2023 Director Compensation Table

The following table sets forth information regarding compensation earned by our non-employee directors during the 2023 election year:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Ellen N. Artist	98,000	89,700	187,700
Mitchell I. Gordon	83,000	89,700	172,700
Dana J. Lockhart	83,000	89,700	172,700
Daniel J. McHugh	83,000	89,700	172,700
Harvey W. Schiller	113,000	89,700	202,700
Spyridon P Skiados	93,000	89,700	182,700
Jonathan Ireland	—	—	—

(1)

Represents the aggregate grant date fair value of restricted common stock awarded to each non-employee director during the fiscal year ended September 30, 2023. Restricted common stock awards vest one year from the grant date for non-employee directors.

Anti-Hedging and Anti-Pledging Policy

In connection with our initial public offering in 2018, we adopted an insider trading policy that includes restrictions and limitations on the ability of the Company’s directors, officers and other employees to engage in transactions involving the hedging and pledging of Company stock. Under the policy, hedging or monetization transactions, such as zero-cost collars, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, which allow an employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock, and thus to continue to own Company stock without the full risks and rewards of ownership, are prohibited. In addition, the policy addresses the practices of holding Company stock in a margin account, under which the securities may be sold by the broker without the customer’s consent if the customer fails to meet a margin call, and of pledging Company stock as collateral for a loan, in which event the securities may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company securities, directors, officers and other employees of the Company are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Board Diversity

In August 2021, the SEC approved the Nasdaq’s Board Diversity Rule, which requires all companies listed on Nasdaq’s U.S. exchange to publicly disclose board-level diversity statistics and have, or explain why they do not have, at least two diverse directors. The below Board Diversity Matrix provides the diversity statistics for our Board in the format required by the rule. The Company currently has only one member of its Board who is considered diverse under applicable Nasdaq Rules. As reflected in both the Company’s Annual Reports on Form 10-K for the fiscal years ended September 30, 2022 and 2023, the Company’s efforts have been focused on restructuring its operations with its major airline partners and implementing material changes designed to ensure the Company can continue to fund its operations and meet its debt obligations over the subsequent 12-month periods. Accordingly, the Company did not believe bringing on a new Board member during this challenging business environment was appropriate.

Board Diversity Matrix (As of June 30, 2024)

Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	—	—
Part II: Demographic Background
White	1	6	—	—

PROPOSAL NO. 1

ELECTION OF DIRECTORS

(Item No. 1 on the Proxy Card)

Composition of our Board of Directors

Our Board currently consists of seven directors. Mr. Daniel J. McHugh served as a member of our Board of Directors until his passing on January 12, 2024. A majority vote of the remaining Directors is required to fill the vacancy created by Mr. McHugh’s death. Unless and until that were to occur, the Board has fixed the number of Director at seven.

All directors serve a one-year term and are subject to re-election each year. On the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated the following persons for election as directors at our Annual Meeting:

•	Ellen N. Artist

•	Mitchell I. Gordon

•	Dana J. Lockhart

•	Jonathan G. Ornstein

•	Harvey W. Schiller

•	Spyridon P Skiados

•	Jonathan Ireland

If elected, each nominee will serve until his or her term expires at our annual meeting of shareholders for the fiscal year ending September 30, 2024 or until his or her successor is duly elected and qualified. See “Director Nominees” below for more information about each nominee. As disclosed elsewhere in this proxy statement, Mr. Ireland was appointed to the Board effective May 2, 2023 pursuant to a contractual requirement set forth in the United CPA. United’s designation of Mr. Ireland was subject to the approval of the Board, such approval not to be unreasonably withheld, conditioned or delayed. United also has the exclusive right, at any time, exercisable in United’s sole discretion, to remove or replace Mr. Ireland. Should our shareholders fail to elect Mr. Ireland to serve as a member of the Board for the fiscal year ending September 30, 2024, United would continue to have a contractual right to designate a person to serve on our Board.

All of the nominees are currently serving as directors of Mesa Air Group and have consented to being named as nominees. Shareholders voting in person or by proxy at our Annual Meeting may only vote for seven nominees. If, prior to our Annual Meeting, any of the nominees becomes unable to serve as a director, our Board may designate a substitute nominee. Should Mr. Ireland become unable to serve as a director, our Board may designate a substitute nominee as designated by United and subject to Board approval. In that event, the persons named as proxies intend to vote for the substitute nominee designated by our Board.

Our Board and our Nominating and Corporate Governance Committee believe that each of the above nominees possesses the experience and qualifications that directors of Mesa Air Group should possess, as described in detail below, and that the experience and qualifications of each nominee compliments the experience and qualifications of the other nominees. The experience and qualifications of each nominee, including information regarding the specific experience, qualifications, attributes and skills that led our Board and our Nominating and Corporate Governance Committee to conclude that he or she should serve as a director of Mesa Air Group at the present time, in light of our business and structure, are set forth below.

Vote Required

If a quorum is present, directors are elected by a plurality of the votes of the holders of shares present at the meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If a nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us.

Our Board recommends a vote “FOR” the election of all seven nominees listed below.

Ellen N. Artist

Age:	68
Director Since:	2011
Committees:	Audit Committee Chair; Audit Committee Financial Expert; member of our Nominating; and Corporate Governance Committee
Principal Occupation:	Principal, ENA Advisors, LLC

Experience:

Ms. Artist has more than 35 years of experience in aviation finance as a bankruptcy trustee, financial advisor, financial principal and commercial lender. Ms. Artist has served as Principal of ENA Advisors since July 2005. Ms. Artist led the out-of-court restructuring of lease and loan obligations for both Independence Air and American Airlines, Inc. During the course of her career, Ms. Artist has been involved in more than $10 billion in aviation, debt, equity and lease placements. Ms. Artist was formerly a founding partner at both The Seabury Group, LLC, from 1996 to 2002, and Sky Works Capital, LLC, from 2002 to 2005, two investment banking boutiques specializing in aviation activities. Other areas of expertise for Ms. Artist include claims resolution, trust accounting, litigation and interaction with counsel. Ms. Artist is a graduate of Northwestern University with a B.A. in Economics and received an M.B.A. with distinction from New York University specializing in Finance and Accounting.

We believe Ms. Artist is qualified to serve on our Board due to her experience in the aviation industry, her financial expertise and general business expertise.

Other Directorships:	None

Mitchell I. Gordon

Age:	66
Director Since:	2011
Committees:	Member of our Audit and Compensation Committees
Principal Occupation:	Chief Executive Officer, Edition Capital Partners, LLC & Adgile Media Group, LLC

Experience:

Mr. Gordon has more than 30 years of experience in transportation, finance and general business management. He has served as the chief executive officer of Edition Capital Partners, LLC, a merchant banking firm, since January 2016, and Adgile Media Group, LLC, a mobile advertising company, from August 2019 to May 2023. Mr. Gordon was the chief executive officer of Edition Logistics Management, LLC, a transportation sector investment and management firm from June 2018 to July 2019. Mr. Gordon was the president, chief financial officer and director of Cambridge Capital Acquisition Corporation, a special purpose acquisition company (the “SPAC”), from December 2013 to December 2015. In 2016, the SPAC merged with and into an Israeli company, Ability Computer & Software Industries, Ltd., which changed its name to Ability Inc. (“Ability”). Mr. Gordon served as an Ability director and audit committee member until 2016. Mr. Gordon also served as president of Morpheus Capital Advisors, a leading merchant banking firm serving middle market companies, from 2003 to 2013. From 1998 to 2000, Mr. Gordon served as chief financial officer, executive vice president and a member of the Office of the President of Interpool (NYSE: IPX), one of the world’s largest lessors of transportation equipment. Prior to joining Interpool, Mr. Gordon founded and was president of Atlas Capital Partners from 2000 to 2003 and was managing director and co-head of Salomon Smith Barney’s transportation investment banking group. Mr. Gordon’s background also includes serving as senior vice president and head of the transportation and automotive investment groups at Furman Selz as well as vice president of investment banking at Needham & Company. Mr. Gordon has served on the boards of Interpool, Indigo Aviation (NSE: INDIGO), Merchants Fleet, Almedica, Inc., Edition Logistic Management, Ability Inc., and Cambridge Capital Acquisition Corp. He has served on numerous nonprofit boards and is currently the chair of the Hunter College Community Advisory Board and on the board of HIAS, Inc. Mr. Gordon holds a B.S.B.A. from Washington University and an M.B.A. from Harvard Business School.

We believe Mr. Gordon is qualified to serve on our Board due to his experience in the transportation industry, his financial expertise and his general business experience.

Other Directorships:	Mr. Gordon currently serves on the board of HIAS, Inc., a non-profit organization, and as the Chair of the Hunter College Community Advisory Board.

Dana J. Lockhart

Age:	76
Director Since:	2011
Committees:	Member of our Audit Committee
Principal Occupation:	Retired

Experience:

Mr. Lockhart is a retired commercial aerospace executive. His experience includes over 40 years in various finance functions at major aircraft manufacturers Airbus, Lockheed and Fairchild Industries. At each company, his responsibilities included leading teams that provided leasing and other product financings services to the manufacturer’s commercial aircraft customers. He retired from Airbus in 2008, having held the position of chief financial officer of the Airbus Americas group of companies. During 2008 and 2009, he led the capital markets function of aircraft lessor GMT Global Republic Aviation. Since 2009, Mr. Lockhart has provided consulting services in the financing and procurement of civil aircraft. Mr. Lockhart holds a B.S. in Business Administration from California State University and an M.B.A. from Pepperdine University.

We believe Mr. Lockhart is qualified to serve on our Board due to his experience in our industry with airlines and aircraft manufacturers.

Other Directorships:	None

Jonathan G. Ornstein

Age:	67
Director Since:	1998
Committees:	None
Principal Occupation:	Chairman and Chief Executive Officer, Mesa Air Group, Inc.

Experience:

Mr. Ornstein has been with us since being named President and Chief Executive Officer in 1998, and Chairman of the Board in 1999. Mr. Ornstein co-founded Virgin Express S.A./N.V., an airline in Brussels, Belgium, where he served as chief executive officer and chairman from 1995 until 1999. In 1994, Mr. Ornstein served as chief executive officer of Continental Express, and was later named senior vice president of airport services for Continental Airlines. Mr. Ornstein’s first tenure with us was from 1988 to 1994, serving as our Executive Vice President and President of our then-wholly owned subsidiary WestAir Holding, Inc. Mr. Ornstein began his career in aviation in 1986 with AirLA, a commuter airline in Los Angeles. Mr. Ornstein attended the University of Pennsylvania.

We believe Mr. Ornstein is qualified to serve on our Board due to his extensive executive leadership and operational experience in the regional airline industry.

Other Directorships:	None

Spyridon P Skiados

Age:	78
Director Since:	2011
Committees:	Nominating and Corporate Governance Committee Chair
Principal Occupation:	President, Leadership Communications & Training, LLC, and Meetings-Nine One, LLC

Experience:

Mr. Skiados has served as the president of Leadership Communications & Training, an aviation industry consulting company with a focus on advising boards of directors on proper governance procedures, management and labor relations and strategic planning, since July 2009. Prior to retiring in June 2009, Mr. Skiados served as the executive director of the Air Line Pilots Association (the “ALPA”), the world’s largest pilots’ union. He had previously served as the ALPA’s director of communication and was continuously employed by the ALPA for 40 years. Mr. Skiados is the recipient of the National Aeronautics Association’s Wesley L. McDonald Distinguished Statesperson of Aviation Award, the Paul Whalen Education Award for his role in the formation of the Council on Aviation Accreditation (now known as the Aviation Accreditation Board International (“AABI”), and the Richard W. Taylor Industry Award, which is presented annually to a member of AABI who volunteers time and effort to further the goals of that organization. Mr. Skiados has successfully completed the Wharton Executive Development Program at the Wharton School, University of Pennsylvania, and attended the University of Maryland.

We believe Mr. Skiados is qualified to serve on our Board due to his corporate governance expertise, labor and management expertise and general and airline business experience.

Other Directorships:	None

Brigadier General Harvey W. Schiller, USAF, Ret.

Age:	85
Director Since:	2011
Committees:	Presiding Independent Director; Compensation Committee Chair; member of our Nominating and Corporate Governance Committee
Principal Occupation:	Chief Executive Officer of Goal Acquisitions Corp.; Chairman of Schiller Management Group

Experience:

Mr. Schiller has a varied history of experience that includes a decorated military career as a pilot and various leadership positions in business and sports. He currently serves as the CEO of Goal Acquisitions Corp. and has served as the Chairman of Schiller Management Group since 2012. He has also served as a senior adviser of Diversified Search, an executive search firm, since 2012. Mr. Schiller previously served as the president of Turner Sports, president of the Atlanta Thrasher NHL Club, executive director of the U.S. Olympic Committee, commissioner of the America’s Cup, commissioner of the Southeastern Conference and chairman of the security company Global Options Group. He has served on the national board of directors for the Boys and Girls Clubs and as director of IDT Corporation. Mr. Schiller previously served as the Chairman for Collegiate Sports Management Group. Mr. Schiller was appointed as permanent professor at the United States Air Force Academy and the White House Commission on Presidential Scholars. Mr. Schiller is a graduate of The Citadel and earned a PhD in Chemistry from the University of Michigan.

We believe Mr. Schiller is qualified to serve on our Board due to his extensive general business experience.

Other Directorships:

Mr. Schiller currently serves as the Chairman of SportsGird, Inc., Medal of Honor Leadership and Education, and Schiller Management Group. Mr. Schiller also serves on the boards of various non-profit organizations including the Baseball Hall of Fame and the Air Force Academy Athletic Corporation.

Jonathan Ireland

Age:	44
Director Since:	2023
Committees:	None
Principal Occupation:	Senior Vice President of Finance, United Airlines, Inc.

Experience:

Mr. Ireland is Senior Vice President of Finance at United, where he oversees United’s operating costs and $5 billion capital budget and manages the business financial planning functions. He is also responsible for United’s Investor Relations team. Prior to serving in his current role at United, Mr. Ireland served as Vice President of Financial Planning and Analysis, and as Managing Director of Investor Relations. Before joining United, Mr. Ireland was the credit manager for a satellite branch of Opportunity International, a microfinance non-profit based in Guadalajara, Mexico.

We believe Mr. Ireland is qualified to serve on our Board due to his extensive general business experience and experience in the airline industry.

Other Directorships:	None

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

(Item No. 2 on the Proxy Card)

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Exchange Act, we request that our shareholders cast an annual non-binding, advisory vote to approve the compensation of our named executive officers (our “Named Executive Officers” or “NEOs”) identified in the “Compensation Discussion and Analysis” section of this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”

Details concerning how we implement our compensation philosophy and structure our plans to meet the objectives of our compensation program are provided in the section titled “Compensation Discussion and Analysis” set forth below in this proxy statement. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between executive pay and the Company’s performance.

This say-on-pay vote is merely advisory and will not be binding upon the Company, our Board or our Compensation Committee, nor will it create or imply any change in the duties of the Company, our Board or our Compensation Committee with respect to our executive compensation plans, programs or practices. Our Compensation Committee will, however, take into account the outcome of this vote when considering future executive compensation decisions. Our Board values constructive dialogue on executive compensation and other significant governance topics with the Company’s shareholders and encourages all shareholders to vote their shares on this important matter.

Board Recommendation

Our Board recommends that you vote “FOR” the resolution to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement.

EXECUTIVE OFFICERS

The table below sets forth biographical information for each of our executive officers not discussed above, as of the date of this proxy statement:

Name	Age	Position
Michael J. Lotz	64	President and Chief Financial Officer
Brian S. Gillman	55	Executive Vice President, General Counsel and Secretary

Michael J. Lotz. Mr. Lotz serves as our President and Chief Financial Officer, and has been with us since 1998, serving as President since 2000. Mr. Lotz also served as our Chief Financial Officer from 1998 to October 1, 2021. From 1995 to 1998, Mr. Lotz worked with Mr. Ornstein, first at Continental Express as senior director of purchasing, later as vice president of airport operations, and then at Virgin Express S.A./N.V. in Brussels as chief operating officer, where the two eventually took the company public. From 1987 to 1995, Mr. Lotz served in various roles at Continental Airlines, ultimately serving as senior director of contract services and airport administration. Mr. Lotz received a B.B.A. in Financial Accounting from Iona College.

Brian S. Gillman. Mr. Gillman has served as our Executive Vice President, General Counsel and Secretary since 2013. From February 2011 to September 2013, Mr. Gillman served as executive vice president and general counsel at Global Aviation Holdings Inc. From 2001 to February 2011, Mr. Gillman served as our Executive Vice President and General Counsel. From 1996 to 2001, Mr. Gillman was vice president, general counsel and secretary at Vanguard Airlines, Inc. in Kansas City, Missouri. From 1994 to 1996, Mr. Gillman practiced corporate and securities law at Stinson, Mag & Fizzell, P.C. (now known as Stinson Leonard Street LLP) in Kansas City, Missouri. Mr. Gillman received his J.D. and B.B.A. in Accounting from the University of Iowa.

Family Relationships

There are no family relationships between any director, executive officer, or person nominated or chosen to be a director or officer.

Compensation Committee Report

The Compensation Committee (the “Committee”) has reviewed and discussed the following Compensation Discussion and Analysis (the “CD&A”) and discussed it with management. Based on its review and discussion with management, the Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K. This report is provided by the following independent directors, who comprise the Committee:

Harvey W. Schiller, Chairman

Mitchell I. Gordon

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis should be read in conjunction with “Compensation of Named Executive Officers” and the related tables that follow.

In this section, we describe the material components of our executive compensation program for our named executive officers (“NEO’s”), whose compensation is set forth in the 2023 Summary Compensation Table and other compensation tables contained herein. The rules regarding disclosure of certain executive compensation in proxy statements and in other filings permitted the omission of this CD&A during the period we were classified as an emerging growth company. We ceased to qualify as an emerging growth company in 2023. Accordingly, the information set forth herein is not directly comparable to the information disclosed in our prior proxy statements.

For our 2023 fiscal year, our NEOs were:

•	Jonathan G. Ornstein, our Chairman and CEO

•	Michael J. Lotz, our President and CFO

•	Brian S. Gillman, our Executive Vice President and General Counsel

•	Torque Zubeck, our former CFO (former principal financial officer)

•	Bradford R. Rich, our former Chief Operating Officer

Mrs. Rich retired in April 2023 and Mr. Zubeck resigned effective September 15, 2023. We have included disclosure herein regarding both individuals despite their departure prior the end of fiscal 2023. In the case of Mr. Zubeck, SEC rules require disclosure of all individuals who served as a principal financial officer of the Company during the fiscal year ended September 30, 2023 (“Fiscal Year 2023”). Note, also, that until Fiscal Year 2023, the Company qualified as an emerging growth company, which permitted disclosure for only three NEOs (including the CEO) and the omission of the formal CD&A. Effective with the filing of the Company’s proxy statement for its 2024 annual shareholders meeting, the Company is now required to disclose its three most highly compensated executive officers (other than the CEO and CFO), who were serving as an executive officer during Fiscal Year 2023, as well as this CD&A.

As you read the disclosure below regarding our executive compensation philosophy, objectives, and practices, you should keep in mind the limitations imposed upon the Company as a result of its participation in a U.S. government loan program during COVID. Specifically, in October 2020, we entered into the Loan and Guarantee Agreement with The United States Department of the Treasury (the “U.S. Treasury”), which provided for a secured term loan facility of up to $200 million (the “Treasury Loan Agreement”). We ultimately borrowed $195 million under that facility. Under the terms of the Treasury Loan Agreement, we are required to comply with certain covenants that restrict changes to the total compensation of certain of our executive officers whose compensation exceeds a specified threshold. These restrictions are set forth under Title IV of the CARES Act and in Section 10.05 of the Treasury Loan Agreement. As such, the Company is restricted in its ability to alter (increase) the total compensation for Messrs. Ornstein, Lotz, or Gillman while such agreement remains in effect and for a period of 12 months thereafter. Accordingly, what is discussed below relates primarily to the Company’s executive compensation policies and practices in the period prior to our entry into the Treasury Loan Agreement.

Our Compensation Practices Highlights

Executive Compensation Philosophy and Objectives

The Company’s executive compensation policies, as endorsed by the Compensation Committee, are based on the principles that compensation should, to a significant extent, be reflective of the financial performance of the Company, and that a significant portion of executive officers’ compensation should be provided through long-term incentives. The Compensation Committee seeks to have compensation of the Company’s executive officers set at levels that are sufficiently competitive so that the Company may attract, retain and motivate highly qualified directors and executive officers to contribute to the Company’s success. In assessing the overall compensation for executive officers, the Committee will consider the Company’s performance, relative shareholder return and industry position, market compensation data, awards given to the Company’s executive officers in past years, and the recommendations of third-party consultants. The Company seeks to provide a balanced compensation program consisting of base salaries, cash incentives, equity-based incentives, perquisites and deferred compensation, but to emphasize incentive compensation that will:

•	be competitive in the marketplace;

•	permit us to attract and retain highly qualified executives;

•	encourage extraordinary effort on behalf of the Company;

•	reward the achievement of specific financial goals by the Company, which alights the interests of management with the interests of our shareholders; and

•	be financially sound.

The Company strives to allocate a significant percentage of total compensation to incentive compensation. The more responsibility executives have over time, the more their pay is determined by the degree to which certain performance goals are reached. We refer to that part of compensation as “at risk” pay and it is a fundamental way in which the Company aligns executive pay with shareholder interests. For example, as described in greater detail below, for our senior executive officers cash incentive bonuses can equal a significant percentage of base salary if maximum performance thresholds are achieved.

This compensation philosophy translates into the following two principles in our executive compensation design:

•

Base salary should decrease as a percentage of total direct compensation as the executive’s responsibilities increase. As employees move to higher levels of responsibility with more direct influence over the Company’s performance, they have a higher percentage of pay at risk.

•	The ratio of long-term incentive compensation (equity) to short-term incentive compensation (cash) should increase as the executive’s responsibilities increase.

We expect our executives to focus on the Company’s long-term success in achieving profitable growth and generating greater shareholder return. The compensation program is designed to motivate executives to take actions best aligned toward achieving such goals. Executives in positions that most directly affect corporate performance should have as their main priority profitably growing the Company. Receiving part of their compensation in the form of equity reinforces the link between their actions and shareholders’ investment. Equity ownership encourages executives to behave like owners and provides a clear link with shareholders’ interests.

The Company believes that its compensation policies have been, thus far, successful in motivating and retaining its executive officers.

Role of the Compensation Committee and Management in Setting Compensation

Role of the Compensation Committee

The Compensation Committee primarily administers the Company’s cash compensation plans and employee stock option and award plans, and it has the responsibility for recommending the allocation of cash and other compensation, as well as equity awards and discretionary bonuses to senior executive officers of the Company. The entire Board of Directors regularly reviews the Compensation Committee decisions relating to executive compensation. The Compensation Committee currently consists of two non-employee directors, Messrs. Schiller and Gordan, both of whom are “independent” according to NASDAQ standards and “disinterested” as required by Rule 16b-3 of the Exchange Act.

Role of Management

At the beginning of each fiscal year, our CEO evaluates the performance of our President; and the CEO and President evaluate the performance of the other executive officers against the strategic operating plan for the prior fiscal year. In addition, the CEO’s and the President’s evaluations of individual performance also focus on executive officers’ leadership abilities, including their professional development and mentoring of their direct reports. This additional evaluation is carried out by evaluating, on a quarterly basis, each executive officer’s performance against a set of qualitative performance objectives mutually set and agreed upon by the executive officer and the CEO or President, as the case may be.

The CEO and President then develop compensation recommendations for the other executive officers. Factors that are weighted in making individual target compensation recommendations include:

•	the performance review conducted by the CEO and/or the President;

•	value of the job in the marketplace;

•	relative importance of the position within the Company;

•	individual tenure and experience; and

•	individual contributions to the Company’s results.

The CEO or President’s review of an executive officer’s performance with respect to his or her performance factors is not directly tied to the executive officer’s compensation. Such reviews, however, heavily influence the CEO’s and/or President’s assessment of an executive officer’s readiness for the types of responsibilities typically associated with a particular position. Once an executive officer’s role and responsibilities are defined, “value of the job in the marketplace” and “relative importance of the position within the executive ranks” are the most determinative factors in setting the proper compensation plan for that executive officer, adjusted to take into consideration the executive officer’s tenure and experience.

At the Committee’s regularly scheduled meeting in December, the Committee reviews and considers the CEO and President’s compensation recommendations for each executive officer. The other executive officers, except as described above, do not play a role in setting executive officer compensation.

Compensation Methodologies; Role of Consultants and Benchmarking

The Compensation Committee periodically assembles, with the assistance of independent executive compensation consultants, competitive market information about executive compensation from a periodic review of companies included in a peer group, other competitive market compensation information, executive compensation trends, our business needs, and our financial performance compared to peers. The Committee reviews this competitive information together with performance assessments of our executives and recommendations provided by the CEO and President. While the Committee previously engaged a compensation consultant in connection with setting the compensation for Messrs. Ornstein and Lotz when the Company entered into their respective employment agreements in 2018, it has not utilized a compensation consultant since that time. The base salaries and incentive compensation set forth in such agreements have not yet, with the exception that the Company’s NEOs have been paid less incentive compensation then they were contractually entitled to under the terms of such agreements. See the disclosure in the footnotes to the “Summary Compensation Table” for a discussion regarding the incentive compensation payments.

Historically, the Committee’s goal is to set executive officers’ compensation levels to fall within the median to upper quintiles of surveyed companies, with guaranteed salary levels to remain reasonably consistent with median to upper quintile rates. As discussed above, the Company entered into the Treasury Loan Agreement in October 2020 with the U.S. Treasury. Under the terms of the Treasury Loan Agreement, we are required to comply with certain covenants that restrict changes to the total compensation of certain of our executive officers whose compensation exceeds a specified threshold. These restrictions materially limit the ability of the Compensation Committee to alter the compensation of certain of our executive officers.

The Compensation Committee reviews and approves on an annual basis the evaluation process and compensation structure for the Company’s senior officers. The Committee evaluates, with the CEO’s and President’s input, the Company’s other executive officers and approves the annual compensation, including salary, bonus, incentive and equity compensation, for such officers. The Committee also provides oversight of management’s decisions concerning performance and compensation of other Company officers. The Committee generally meets in the first quarter of each year to review and recommend changes to annual and incentive compensation.

Compensation Program Design and Elements of Compensation

The principal components of compensation for our named executive officers are:

•	base salary and benefits;

•	short-term cash incentive compensation;

•	long-term equity-based compensation;

•	perquisites; and

•	severance and change in control plan.

Base Salary and Benefits

Base salary and broad-based benefits, which are not at risk, are designed to attract and retain executives by providing fixed compensation based on competitive market practice, relative to the skills, experience and expected contributions of each executive officer of the Company.

Base salaries for Messrs. Ornstein, Lotz and Gillman, and previously Messrs. Zubeck and Rich, are set in their respective employment agreements or employment terms, which are described below in the “Employment and Change of Control Arrangements with Named Executive Officers” section. Subject to the restrictions set forth in the Treasury Loan Agreement and the CARES Act, our Compensation Committee reviews base salaries annually and targets base pay for executive officers at the median to upper quintiles of the comparison groups and adjusts, as appropriate, for tenure, performance and variations in actual position responsibilities from position descriptions in the comparison groups. Compensation levels payable to executives in our industry and reviewed executive compensation information with regard to comparably sized companies are taken into account. We have further considered the increasingly active market (and correspondingly increased cash and equity compensation levels) for executives with established track records, and potential costs to the Company if replacement management executives were required. We also consider information concerning employment opportunities with third parties available to our named executive officers, and the importance of retaining their services in areas such as operational leadership and continuing interactions with stakeholders.

The 2023 base salaries include the following for our current NEOs:

•	Jonathan G. Ornstein, Chairman and Chief Executive Officer – $600,000

•	Michael J. Lotz, President and Chief Operating Officer – $533,333

•	Brian S. Gillman, Executive Vice President and General Counsel – $300,000

The above base salaries are set forth in the respective employment agreements for each of Messrs. Ornstein, Lotz and Gillman, which were entered into in July 2018 and have not changed over the subsequent five-year period.

Mr. Zubeck, our former Chief Financial Officer, was entitled to receive a base salary of $300,000 in 2023 under the terms of his employment agreement. Mr. Zubeck’s base salary increased from $275,000 to $300,000 effective October 1, 2021 upon his promotion to Chief Financial Officer. Mr. Zubeck voluntarily left the Company in September 2023.

Mr. Rich, our former Chief Operating Officer, was entitled to a base salary of $300,000 under his employment terms. Mr. Rich retired from the Company in April 2023.

Our named executive officers are also eligible to participate in employee benefit and welfare programs, plans and arrangements available from time to time to our executive personnel, including pension, profit sharing, supplemental pension and other retirement plans, insurance, hospitalization, medical and group disability benefits, and travel or accident insurance plans. Our named executive officers are also eligible to participate in the Company’s 401(k) plan, and receive Company matching contributions, which are generally available to our employees. Information concerning perquisites, which, by definition, are not generally available to our employees are described in greater detail below.

Short-Term Cash Incentive Compensation

The Compensation Committee views cash incentive compensation as a means of closely tying a significant portion of the total potential annual cash compensation for executives to the financial performance of the Company. Our cash incentive compensation plans are designed to reward individuals for the achievement of financial objectives of the Company or other qualitative factors as determined by the Compensation Committee Messrs. Ornstein, Lotz, Gillman and formerly Messrs. Zubeck and Rich, are entitled to cash incentive bonuses, paid on a quarterly or annual basis based on the achievement of certain business objectives and/or benchmarks mutually agreed upon by the Compensation Committee and the executive. The amounts paid to Messrs. Ornstein, Lotz and Gillman for fiscal 2023 were reduced below what each such person is contractually entitled to as a result of the limitations imposed on executive compensation under the Treasury Loan Agreement and the CARES Act.

Long-Term Equity Based Compensation

The purpose of the Company’s long-term incentive compensation plan is to provide a substantial equity incentive for our executive officers to manage the business for the long-term, complementing the annual bonus that rewards performance in a particular year, and to reward them for the performance of the Company and its common shares over multi-year periods. The Committee awards long-term compensation in the form of annual restricted stock awards. The Company believes granting restricted stock in lieu of stock options results in less dilution to existing shareholders, enables the Company to utilize its existing option plans longer (because the Company grants less restricted shares than options), and more accurately depicts the expense associated with such benefit. The Committee has not established any long-term incentive programs that are settled in cash because the Committee believes that stock settled programs offer better alignment between the interests of our executive officers and our shareholders.

Equity Plans

The Company’s only active equity compensation plan is its 2018 Equity Incentive Plan. The 2018 Equity Incentive Plan permits the issuance of incentive and non-qualified stock options, restricted stock and performance shares, which are performance bonuses payable in either cash or shares. All employees of the Company or its subsidiaries, including the named executive officers, are eligible to participate in the plan, and awards are issued at the discretion of the Compensation Committee upon recommendation by the Chief Executive Officer. Shares of restricted stock granted under the plan are issued at the weighted average price of common stock on the date of grant and typically vest in one-third increments over a three-year period.

Equity Awards

The employment agreements for Messrs. Ornstein, Lotz, Gillman, Zubeck and Rich provide for annual equity awards. Messrs. Ornstein, Lotz, Gillman are, and Zubeck and Rich were, entitled to receive an annual equity award with a grant date value of not less than the sum specified in their respective employment agreements or employment terms. In 2023, Messrs. Ornstein, Lotz, Gillman, Zubeck and Rich received 72,421, 66,579, 18,105, 47,770, and 95,238 shares of restricted stock, respectively. The annual equity award was paid in a combination of equity and cash due to limited equity shares available in the plan. The unvested grants to Messrs. Zubeck and Rich were forfeited upon their departure from the Company.

Health and Welfare

The Committee has provided named executive officers with the same health and welfare benefits it provides all its other US-based employees; including medical, dental and vision coverage, life and disability insurance.

Other Compensation Plans and Perquisites

Retirement Plans

The Company provides opportunities for all employees to save for retirement in two benefit plans: a voluntary defined contribution plan (401(k)) and an employee stock purchase plan. These plans are designed to provide competitive retirement benefits.

401(k)

The Company maintains a 401(k) Plan for its named executive officers and all other employees. Participants have the opportunity to contribute up to 85% of their annual salary up to a specified maximum. In addition, the Company makes a matching contribution to each employee equal to 50% of an employee’s salary deferrals up to six percent (6%) of annual salary, with a cap of 10% of such employee’s annual salary. The rules of the Internal Revenue Code limit the compensation that may be used in applying any deferral election or matching contribution.

Severance and Change in Control Arrangements

Our named executive officers are eligible for severance payments and benefits in the event of an involuntary termination of employment without “cause” or for “good reason,” as well as certain benefits in connection with a change in control of the Company. Our named executive officers are also eligible for “double trigger” severance payments and benefits in the event of an involuntary termination of employment without “cause” or a termination of employment with “good reason” in connection with, or within twelve (12) months immediately following, a change in control of the Company. Our equity awards are also designed to be “double trigger,” so long as such awards are allowed to continue in effect following any change in control transaction on substantially equivalent terms and conditions to those applicable prior to such transaction. For detailed information on the estimated potential payments and benefits payable to the named executive officers in the event of their termination of employment, including following a change in control of the Company, see the section titled “Potential Payments Upon Termination or Change in Control.”

Perquisites

The Company provides executive officers with a limited number of perquisites that the Company and the Committee believe are reasonable and consistent with its overall compensation program, and necessary to remain competitive. The Committee periodically reviews the level of perquisites provided to the named executive officers. Costs associated with these perquisites are included under “All Other Compensation” in the Summary Compensation Table.

Clawback Policy

Effective May 2023, the Board of Directors adopted a clawback policy (referred to as “Policy For Recovery of Erroneously Awarded Incentive Compensation”) that authorizes the Company to recover incentive compensation previously paid to its Section 16 officers and any other senior executives as determined by the Compensation Committee. The policy provides that, in the event of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Board or, if so designated by the Board, the Compensation Committee of the Board, is authorized to take action to recoup all or part of any incentive compensation received by a Section 16 officer of the Company. For purposes of this policy, incentive compensation means any cash compensation paid by or any equity compensation awarded by the Company that is based in whole or in part on the attainment of a financial reporting measure, including, but not limited to, any bonus or other performance-based cash or equity arrangement or award, but excluding base salary.

Compensation of Named Executive Officers

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during our fiscal years 2023, 2022 and 2021:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)(9)(10)	Total ($)
Jonathan G. Ornstein Chairman and Chief Executive Officer	2023 2022 2021	600,000 600,000 600,000	679,780 213,026 —	120,219 586,934 800,000	(2) (2)	— — —	450,000 450,000 450,000	18,407 17,648 11,055	1,868,406 1,867,608 1,861,055

Michael J. Lotz Chief Financial Officer and President(11)	2023 2022 2021	533,333 533,333 533,333	531,078 168,717 —	93,921 464,833 633,600	(3) (3)	— — —	352,000 352,000 352,000	16,599 14,186 9,803	1,526,931 1,533,069 1,528,736

Brian S. Gillman Executive Vice President, General Counsel and Secretary	2023 2022 2021	300,000 300,000 300,000	169,945 53,257 —	30,054 146,743 200,000	(4) (4)	— — —	120,000 120,000 120,000	19,758 20,243 17,313	639,757 640,243 637,313

Bradford R. Rich(12) Former Executive Vice President, Chief Operating Officer	2023 2022 2021	162,500 300,000 300,000	— — —	262,478 200,000 200,000	(5) (5)	— — —	— 300,000 300,000	606,680 4,764 6,611	1,031,658 804,764 806,611

Torque Zubeck(12) Former Chief Financial Officer	2023 2022	287,500 300,000	— —	127,546 150,000	(6) (6)	— —	— 225,000	8,656 5,843	423,702 680,843

1)

The amounts under the column “Stock Awards” includes the dollar amount of the aggregate grant date fair value of RSUs and restricted common stock granted to Messrs. Ornstein, Lotz, Gillman, Rich and Zubeck during the fiscal years ended September 30, 2023, 2022 and 2022 pursuant to the terms of their respective employment agreements and employment terms, as applicable. See “Employment and Separation Agreements with Named Executive Officers” for a summary of the employment agreements and employment arrangements with our NEOs. The amounts in the “Stock Awards” column were calculated based on the aggregate grant date fair value of each award, determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, rather than an amount paid to or realized by our NEOs. Assumptions used to determine the grant date fair value are set forth in Note 14 to the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023. During the fiscal years ended September 30, 2022 and 2023, a portion of the annual equity awards payable to Messrs. Ornstein, Lotz and Gillman pursuant to the terms of their respective employment agreements were paid in cash, as reflected in the “Bonus” column for such period.

2)

Mr. Ornstein received one equity award during each of the fiscal years ended September 30, 2023. 2022 and 2021. On June 1, 2023, Mr. Ornstein was granted 72,421 RSUs under our 2018 Equity Incentive Plan (the “2018 Plan”), which vest annually in equal one-third increments beginning on June 1, 2024. On June 1, 2022, Mr. Ornstein was granted 202,405 RSUs under the 2018 Equity Plan, which vest annually in equal one-third increments beginning on June 1, 2023. On June 1, 2021, Mr. Ornstein was granted 81,716 RSUs under the 2018 Plan which vest annually in equal one-third increments beginning on June 1, 2022.

3)

Mr. Lotz received one equity award during each of the fiscal years ended September 30, 2023, 2022 and 2021. On June 1, 2023, Mr. Lotz was granted 56,579 RSUs under our 2018 Plan, which vest annually in equal one-third increments beginning on June 1, 2024. On June 1, 2022, Mr. Lotz was granted 160,305 RSUs under our 2018 Plan, which vest annually in equal one-third increments beginning on June 1, 2023. On June 1, 2021, Mr. Lotz was granted 64,719 RSUs under our 2018 Plan, which vest annually in equal one-third increments beginning on June 1, 2022.

4)

Mr. Gillman received one equity award during each of the fiscal years ended September 30, 2023, 2022 and 2021. On June 1, 2023, Mr. Gillman was granted 18,105 RSUs under our 2018 Plan, which vest annually in equal one-third increments beginning on June 1, 2024. On June 1, 2022, Mr. Gillman was granted 50,601 RSUs under our 2018 Plan, which vest annually in equal one-third increments beginning on June 1, 2023. On June 1, 2021, Mr. Gillman was granted 20,429 RSUs under our 2018 Plan, which vest annually in equal one-third increments beginning on June 1, 2022.

5)

Mr. Rich received one equity award during each of the fiscal years ended September 30, 2023, 2022 and 2021. On March 14, 2023, Mr. Rich was granted 95,238 RSUs under our 2018 Plan, which vest annually in equal one-third increments beginning on March 20, 2024. On March 23, 2022, Mr. Rich was granted 47,170 RSUs under our 2018 Plan, which vest annually in equal one-third increments beginning on March 1, 2024. On March 20, 2021, Mr. Rich was granted 13,822 RSUs under our 2018 Plan, which vest annually in equal one-third increments beginning on March 20, 2022.

6)

Mr. Zubeck received one equity award during the fiscal years ended September 30, 2023 and 2022. On March 14, 2023, Mr. Zubeck was granted 47,770 RSUs under our 2018 Plan, which vest annually in equal one-third increments beginning March 1, 2023. On March 23, 2022, Mr. Zubeck was granted 32,295 RSUs under our 2018 Plan, which vest annually in equal one-third increments beginning March 1, 2023.

7)

Amounts reported for the fiscal years ended September 30, 2023, 2022 and 2021 reflect incentive bonuses earned by Messrs. Ornstein, Lotz and Gillman pursuant to the terms of their respective employment agreements. The amounts reported for the fiscal years ended September 30, 2022 and 2021 reflect incentive bonuses earned by Messrs. Rich and Zubeck pursuant to the terms of their respective employment agreements or employment terms. Messrs. Rich and Zubeck left the employ of the Company prior to the end of the fiscal 2023 year and therefore did not receive a bonus for such period. The incentive bonuses paid for fiscal years 2023, 2022 and 2021 to Messrs. Ornstein, Lotz, Gillman and Rich (excluding fiscal 2023) pursuant to their respective employment agreements or employment terms were reduced in each such fiscal period by $300,000, $235,000, $80,000 and $200,000, respectively, as a result of the limitations imposed on executive compensation in connection with the Company’s financing transactions under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”).

8)

Amounts reported for Messrs. Ornstein and Lotz include disability premiums paid by us on their behalf. Messrs. Rich, Gillman and Zubeck were not paid any non-cash fringe benefits during the applicable periods. Amount for Mr. Rich includes $600,000 paid to Mr. Rich upon his departure from the Company in consideration for a general release from Mr. Rich.

9)

Includes tax gross-up payments to Messrs. Ornstein, Lotz, Gillman, Rich and Zubeck, with respect to flight privileges (the “Gross-up Payments”). The Gross-up Payments reflect the sum of the taxes payable on flight privileges by these executives, plus the amounts necessary to put each of Messrs. Ornstein, Lotz, Gillman, Rich and Zubeck in the same after-tax position that each of them would have been in if he had not incurred any tax liability on the flight privileges under the Internal Revenue Code of 1986, as amended. In fiscal 2023, we made Gross-up Payments to each of Messrs. Ornstein ($1,177), Lotz ($175), Gillman ($5,259), Rich ($6,680) and Zubeck ($2,141). In fiscal 2022, we made Gross-up Payments to each of Messrs. Ornstein ($5,169), Lotz ($2,882), Gillman ($6,743), Rich ($4,764) and Zubeck ($2,708). In fiscal 2021, we made Gross-up Payments to each of Messrs. Ornstein ($4,190), Lotz ($3,130), Gillman ($7,678) and Rich ($6,611).

10)

Includes our matching contributions to the NEOs’ accounts under our 401(k) retirement savings plan (the “401(k) Plan”), in which our NEOs are eligible to participate on the same terms as other fulltime employees. In fiscal 2023, we made matching contributions under the 401(k) Plan for each of Mr. Ornstein ($14,423), Mr. Lotz ($14,487), Mr. Gillman ($14,500), Mr. Zubeck ($6,515) and Mr. Rich ($0). In fiscal 2022, we made matching contributions under the 401(k) Plan for each of Mr. Ornstein ($9,673), Mr. Lotz ($9,397), Mr. Gillman ($13,500) and Mr. Zubeck ($3,135). In fiscal 2021, we made matching contributions under the 401(k) Plan for each of Mr. Ornstein ($6,865), Mr. Lotz ($6,673) and Mr. Gillman ($9,635).

11)

Effective October 1, 2021, Mr. Lotz relinquished his title as Chief Financial Officer of the Company and served as President of the Company. At September 15, 2023, Mr. Lotz resumed his position as Chief Financial Officer of the Company following Mr. Zubeck’s resignation.

12)

We included Messrs. Rich and Zubeck as NEOs in fiscal years 2022 and 2021 on a voluntary basis. Under applicable SEC rules, we were not required to include these individuals as NEOs in such fiscal years. In fiscal 2023, we ceased to qualify as an emerging growth company, which resulted in expanded disclosure requirements regarding the number of NEOs that must be included in this proxy statement.

Outstanding Equity Awards as of September 30, 2023

The following table presents information regarding all outstanding equity awards held by our NEOs as of September 30, 2023. Some values in the table have not been, and may never be, realized. The restricted common stock unit awards are subject to forfeiture, and their value, if any, will depend on the price and the date on which each NEO set forth below sells those shares once the restriction is removed.

	Option Awards					Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares that have not vested (#)(1)	Market value of shares that have not vested ($)(2)
Jonathan G. Ornstein	6/01/2023	—	—	—	—	72,421	$62,282
	6/01/2022	—	—	—	—	134,937	$116,045
	6/01/2021	—	—	—	—	27,240	$23,426
Michael J. Lotz	6/01/2023	—	—	—	—	56,579	$48,657
	6/01/2022	—	—	—	—	106,870	$91,908
	6/01/2021	—	—	—	—	21,573	$18,552
Brian S. Gillman	6/01/2023	—	—	—	—	18,105	$15,570
	6/01/2022	—	—	—	—	33,734	$29,011
	6/01/2021	—	—	—	—	6,811	$5,857
Bradford R. Rich(3)	3/20/2023					95,238	$81,904
	3/20/2022	—	—	—	—	31,447	$27,044
	3/20/2021	—	—	—	—	4,706	$4,047
Torque Zubeck(3)	3/01/2023					47,770	$41,082
	3/23/2022	—	—	—	—	23,530	$20,235
	3/01/2021	—	—	—	—	14,400	$12,384

(1)

These figures represent restricted stock unit awards granted to each of our NEOs during the fiscal years ended September 30, 2023, 2022, 2021 under our 2018 Plan. These units vest annually in equal one-third increments beginning one year from the date of grant.

(2)	Market value amounts represent the product of the closing price of our common stock on September 30, 2023 of $0.86 multiplied by the number of unvested stock awards.
(3)	These restricted stock unit awards were forfeited as of the employment termination dates for Messrs. Rich and Zubeck.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of September 30, 2023. All outstanding awards relate to our common stock.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,545,353	$—	391,200	(2)(3)
Equity compensation plans not approved by security holders	—	—	—

Total	4,545,353	$—	391,200	(2)(3)

(1)	As of September 30, 2023, we had 4,545,353 shares of restricted stock unit awards issued to certain of our employees and directors under our 2018 Plan.
(2)

The number of securities remaining available for future issuance in column (c) consists of 392,200 shares of common stock authorized and available for issuance under our 2018 Plan prior to the annual 1% increase.

(3)

The number of shares authorized for issuance under our 2018 Plan are subject to an annual increase. Subject to adjustment as described in our 2018 Plan, the maximum aggregate number of shares of common stock that may be issued under our 2018 Plan will be cumulatively increased on January 1, 2020 and on each subsequent January 1 through and including January 1, 2028, by a number of shares equal to the smaller of (a) 1% of the number of shares issued and outstanding on the immediately preceding December 31, or (b) an amount determined by our Board. Subsequent to the September 30, 2023 fiscal year end, and in connection with the 2018 Plan’s annual increase, our Board approved a 1% increase for fiscal 2023.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of Jonathan G. Ornstein, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.

For our fiscal year ended September 30, 2023, our last completed fiscal year:

•	the median of the annual total compensation of all employees of the Company (other than the CEO) was $96,281; and

•	the annual total compensation of the CEO, as reported in the Summary Compensation Table included elsewhere in this proxy statement, was $1,868,406.

Based on this information, for fiscal 2023, the ratio of the annual total compensation of Mr. Ornstein, the CEO, to the median of the total compensation of all employees of the Company, was 19.4 to 1.

Determining the Median Employee. The Company determined that, as of September 30, 2023, the employee population consisted of approximately 2,234 individuals. The employee workforce consists of full and part time employees. For purposes of measuring the compensation of the employees, the

Company selected total annual compensation for fiscal 2023 as the most appropriate measure of compensation, which was consistently applied to all the employees included in the calculation. Employees on leave of absence during fiscal 2023 and had zero wages were excluded from the calculation. With respect to the total annual compensation of the “median employee,” the Company identified and calculated the elements of such employee’s compensation for fiscal 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in the annual total compensation reflected above. We believe that compensation must be competitive in the marketplace for the role, internally consistent, and equitable to motivate our employees to deliver consistent and sustainable operating results for our shareholders.

Pay Versus Performance
Pay Versus Performance Table
The table below summarizes the total compensation, compensation actually paid, and other metrics used to evaluate the Named Executives’ compensation to the Company’s performance.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
					Value of Initial $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to (Lost by) PEO ($)	Average Summary Compensation Table Total for Non-CEO NEOs ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income (Loss) ($)	Adjusted EBITDA ($)
2023	$1,868,406	$1,683,858	$905,512	$738,346	$29.15	$121.41	$(124,535)	$24,222
2022	$1,867,608	$161,076	$914,730	$292,155	$55.93	$96.37	$(182,678)	$66,623
2021	$1,861,055	$3,568,886	$990,887	$1,726,651	$259.66	$121.22	$16,588	$150,002

(b)
The amounts in this column represents the total compensation of our principal executive officer (“
PEO
”), Jonathan G. Ornstein, for each of the fiscal years ended September 30, 2023, 2022 and 2021, as reported in the Summary Compensation Table included in the Executive Compensation section of this proxy statement. Mr. Ornstein was our principal executive officer for each of these years.

(c)
The amounts in this column represents the total compensation actually paid to (lost by) the PEO for the years indicated, adjusting the total compensation from column (b) by the amounts in the “Adjustments” table below.

(d)
The amounts in this column represents the average total compensation of our Named Executives, excluding the PEO (the “
Non-PEO
NEOs
”), Michael J. Lotz, Brian S. Gillman, Torque Zubeck, and Bradford R. Rich, for each of the fiscal years ended September 30, 2023, 2022 and 2021, as reported in the Summary Compensation Table of the proxy statement filed in the applicable year.

(e)
The amounts in this column represents the average total compensation actually paid to the
Non-PEO
NEOs for the years indicated, adjusting the total compensation from column (d) by the amounts in the “Adjustments” table below.

(f)
The total shareholder return shows the cumulative total shareholder return on our common stock through the last day of each fiscal year reflected in the table above, assuming an initial investment of $100.00 on September 30, 2020, with dividends reinvested.

(g)
The peer group total shareholder return shows the cumulative total shareholder return of the Nasdaq Stock Market Transportation Index through the last day of each fiscal year reflected in the table above, assuming an initial investment of $100.00 on September 30, 2020, with dividends reinvested.

(h)	The amounts in this column represent the Company’s net income (loss) for the indicated years as reported in the Company’s Annual Report on Form 10-K filed with the SEC.
(i)
We define Adjusted EBITDA in a manner consistent with the definition we use when reporting our financial results. See Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations – Cautionary Statement Regarding
Non-GAAP
Measure, beginning on page 60 of our Annual Report on Form
10-K
for the fiscal year ended September 30, 2023 for information regarding our use and calculation of Adjusted EBITDA. As noted elsewhere in this Proxy, we entered into a Loan Agreement with the U.S. Treasury in October 2020. Since such date, the Company has been restricted in its ability to alter (increase) the total compensation for Messrs. Ornstein, Lotz, or Gillman while such Loan Agreement remains in effect and for a period of 12 months thereafter, because of the restrictions under the CARES Act.

Relationship between Compensation Actually Paid and Performance
The graphs below compare the compensation actually paid to our PEO and the average of the co mpensatio
n actually paid to our
Non-PEO
NEOs, with (i) cumulative total shareholder return, (ii) our peer group total shareholder return, (iii) our net income, and (iv) our Adjusted EBITDA, in each case, for the fiscal years ended September 30, 2021, 2022 and 2023.

Relationship between Compensation Actually Paid and Total Shareholder Return

Relationship between Compensation Actually Paid and Net Income

Relationship between Compensation Actually Paid and Adjusted EBITDA

Adjustments from Total Compensation to Compensation Actually Paid
The amounts reported in the “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to
Non-PEO
NEOs” columns do not reflect the actual compensation paid to or realized by our PEO or our
Non-PEO
NEOs during each applicable year. The calculation of compensation actually paid for purposes of this table includes point-in-time
fair values of stock awards and these values will fluctuate based on our stock price and various accounting valuation assumptions. See the Summary Compensation Table for certain other compensation of our PEO and our
Non-PEO
NEOs for each applicable fiscal year and the Outstanding Equity Awards at September 30, 2023 table for the value realized by each of them upon the vesting of stock awards during our fiscal year ended September 30, 2023.
The table below summarizes the adjustments made to the total compensation as reported in the Summary Compensation Table included in the Executive Compensation section of this proxy statement to determine the total actual compensation paid to the PEO and average
Non-PEO
NEOs for the years indicated as reported in the table above.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for PEO

Year	2023	2022	2021
Summary Compensation Table Total	1,868,406.00	1,867,608.00	1,861,055.00
(Minus): Grant Date Fair Value of Equity Awards Granted in Fiscal Year	(120,219.00)	(586,934.00)	(800,000.00)
(Minus): Change in Pension Value	0.00	0.00	0.00
Plus: Pension Service Cost and Associated Prior Service Cost	0.00	0.00	0.00
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	62,209.64	333,968.25	625,944.56
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	(128,282.01)	(805,820.80)	887,575.95
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	0.00	0.00	0.00
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	1,743.08	(647,745.56)	994,310.28
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	0.00	0.00	0.00
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	0.00	0.00	0.00
Compensation Actually Paid	1,683,857.71	161,075.89	3,568,885.79
Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for
Non-PEO
NEOs

Year	2023	2022	2021
Summary Compensation Table Total	905,512.00	914,729.75	990,886.67
(Minus): Grant Date Fair Value of Equity Awards Granted in Fiscal Year	(128,499.75)	(240,394.00)	(344,533.33)
(Minus): Change in Pension Value	0.00	0.00	0.00
Plus: Pension Service Cost and Associated Prior Service Cost	0.00	0.00	0.00
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	16,038.39	121,015.54	252,703.40
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	(33,417.38)	(299,038.07)	385,813.37
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	0.00	0.00	0.00
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	12,201.91	(204,158.42)	441,780.70
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	(33,488.81)	0.00	0.00
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	0.00	0.00	0.00
Compensation Actually Paid	738,346.36	292,154.80	1,726,650.80

Employment and Change of Control Arrangements with Named Executive Officers

Jonathan G. Ornstein

We entered into an employment agreement with Mr. Ornstein on February 23, 2011, effective as of March 1, 2011, to serve as the Chairman of our Board and as our Chief Executive Officer, which agreement was amended first effective as of January 22, 2014, again effective as of June 1, 2016, and again on July 26, 2018, to consolidate the prior amendments. Under Mr. Ornstein’s employment agreement, as amended and restated, we may terminate Mr. Ornstein’s employment at any time with prior written notice at least one year before the intended termination date. Mr. Ornstein’s employment agreement entitles him to a base salary and an opportunity to earn a cash incentive bonus, paid on a quarterly basis based upon achievement of certain benchmarks mutually agreed upon by our Board and Mr. Ornstein. Mr. Ornstein is also entitled to receive an annual equity award pursuant to the terms of our then-existing equity incentive plan, as determined by our Board or our Compensation Committee, in its sole discretion, provided that such award shall have a grant date value of not less than $800,000 for the fiscal year ended September 30, 2016 and any fiscal year thereafter during the term of the agreement. Mr. Ornstein’s employment agreement entitles him to participate in all employee benefit plans and arrangements available to our executive officers, including flight benefits. It also contains certain confidential information covenants prohibiting Mr. Ornstein from using or disclosing any of our confidential information, other than as required in the performance of his duties as our Chairman and Chief Executive Officer, during the term of his employment and for two years thereafter.

Mr. Ornstein’s employment agreement also provides him with severance in the event his employment is terminated without Cause (as defined below) by us (or, in certain circumstances, by our successor-in-interest) or if he resigns for Good Reason (as defined below). If Mr. Ornstein’s employment is terminated by us without Cause or he resigns for Good Reason he is entitled to payment equal to two times the sum of his base salary, plus an amount equal to the greater of (i) his target annual performance bonus or (ii) half the bonuses (incentive or otherwise) earned by Mr. Ornstein with respect to the two fiscal years immediately preceding his termination. If Mr. Ornstein is terminated by us or our successor-in-interest without Cause or he resigns for Good Reason within 12 months following a Change of Control (as defined below), he is entitled to payment equal to three times the sum of his base salary, plus the greater of (i) his target performance bonus for the fiscal year in which the termination occurs or (ii) the highest amount of the bonuses (incentive or otherwise) paid to Mr. Ornstein with respect to the three fiscal years immediately preceding the year in which his termination occurs. Upon Mr. Ornstein’s termination without Cause or resignation for Good Reason, he is also entitled to the payment of continued health, dental and vision insurance premiums for himself and any covered dependents for 24 months following termination, and he is entitled to immediate vesting of any unvested equity awards.

For purposes of Mr. Ornstein’s employment agreement, “Cause” means (i) Mr. Ornstein’s willful misconduct, including, but not limited to, misappropriation of trade secrets, fraud or embezzlement; (ii) Mr. Ornstein’s commission of a felony offense or any crime involving dishonesty or physical harm to any person; (iii) Mr. Ornstein’s material breach of his employment agreement that, if curable, is not cured within 30 days following written notice from us; or (iv) Mr. Ornstein’s willful refusal to follow a lawful directive of us, which refusal is not cured within 30 days following written notice from us. “Change of Control” means that (i) any person acquires more than 50% of the voting power of our then-outstanding securities; (ii) a majority of the members of our Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of our Board before the date of appointment or election; (iii) a tender offer or exchange offer is made where the intent of such offer is to take over control of Mesa Air Group, and such offer is consummated for the securities representing more than 50% of the combined voting power of our then-outstanding voting securities over a twelve-month period; or (iv) a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of our assets. Finally, “Good Reason” means any of the following, if not cured within 20 days of our receipt of a notice of termination by Mr. Ornstein: (i) any change by us in Mr. Ornstein’s title, or any significant diminishment in Mr. Ornstein’s function, duties or responsibilities from those associated with his functions, duties or responsibilities as of January 1, 2011; (ii) any material breach of the employment agreement or any other agreement between us and Mr. Ornstein which remains uncured for a period of 10 days after Mr. Ornstein gives us notice of such breach; (iii) except with Mr. Ornstein’s prior written consent, relocation of Mr. Ornstein’s principal place of employment to a location greater than 50 miles from Phoenix, Arizona, or requiring Mr. Ornstein to provide his services outside of Maricopa County, Arizona, for more than 50% of his working days during any consecutive six-month period; or (iv) any reduction of Mr. Ornstein’s base salary, bonus opportunity or benefits, other than under circumstances in which we have imposed cuts in salary of other officers on an across-the-board basis (in which case the cuts to Mr. Ornstein’s compensation must not be in a greater percentage than the reduction imposed on any other officer).

Michael J. Lotz

We entered into an employment agreement with Mr. Lotz on February 23, 2011, effective as of March 1, 2011, to serve as our President and Chief Financial Officer, which agreement was amended first effective as of January 22, 2014, again effective as of June 1, 2016, and again on July 26, 2018, to consolidate the prior amendments. Mr. Lotz’s employment agreement was further amended effective October 1, 2021 to reflect the voluntary relinquishment of his role as Chief Financial Officer of the Company and to reflect that he will remain involved in the strategic financial direction, strategies, plans and policies of the Company. Under Mr. Lotz’s employment agreement, as amended and restated, we may terminate Mr. Lotz’s employment at any time with prior written notice at least one year before the intended termination date. Mr. Lotz’s employment agreement entitles him to a base salary and an opportunity to earn a cash incentive bonus paid on a quarterly basis based upon achievement of certain benchmarks mutually agreed upon by our Board and Mr. Lotz. Mr. Lotz is also entitled to receive an annual equity award pursuant to the terms of our then-existing equity incentive plan, as determined by our Board or our Compensation Committee, in its sole discretion, provided that such award shall have a grant date value of not less than $633,600 for any fiscal year following the fiscal year ended September 30, 2016. Mr. Lotz’s employment agreement entitles him to participate in all employee benefit plans and arrangements available to our executive officers, including the flight benefits discussed above. It also contains certain confidential information covenants prohibiting Mr. Lotz from using or disclosing any of our confidential information, other than as required in the performance of his duties as our President, during the term of his employment and for two years thereafter.

Mr. Lotz’s employment agreement also provides him with severance in the event his employment is terminated without Cause (as defined below) by us (or, in certain circumstances, by our successor-in-interest) or if he resigns for Good Reason (as defined below). If Mr. Lotz’s employment is terminated by us without Cause or if he resigns with Good Reason, he is entitled to payment equal to two times the sum of his base salary, plus the greater of (i) his target annual performance bonus or (ii) half the sum of the bonuses (incentive or otherwise) earned by Mr. Lotz with respect to the two fiscal years immediately preceding the year in which his resignation occurs. If Mr. Lotz is terminated by us or our successor-in-interest without Cause or he resigns for Good Reason within 12 months following a Change of Control (as defined below), Mr. Lotz is entitled to payment equal to three times the sum of his base salary, plus the greater of (i) his target performance bonus for the fiscal year in which the termination occurs or (ii) the highest amount of the bonuses (incentive or otherwise) paid to Mr. Lotz with respect to the three fiscal years immediately preceding the year in which his termination occurs. Upon Mr. Lotz’s termination without Cause or resignation for Good Reason, he is also entitled to the payment of continued health, dental and vision insurance premiums for himself and any covered dependents for 24 months following termination, and he is entitled to immediate vesting of any unvested equity awards.

For purposes of Mr. Lotz’s employment agreement, “Cause,” “Change of Control” and “Good Reason” have identical meanings to those contained in Mr. Ornstein’s employment agreement, as set forth above.

Brian S. Gillman

We entered into an employment agreement with Mr. Gillman on April 23, 2014, effective as of September 3, 2013, to serve as our Executive Vice President, General Counsel and Secretary, which agreement was amended effective as of June 1, 2016, and again on July 26, 2018, to consolidate the prior amendments. Under Mr. Gillman’s employment agreement, as amended and restated, we may terminate Mr. Gillman’s employment at any time with prior written notice at least one year before the intended termination date. Mr. Gillman’s employment agreement entitles him to a base salary and an opportunity to earn a cash incentive bonus paid on a quarterly basis based upon achievement of certain benchmarks identical to those in Mr. Lotz’s and Mr. Ornstein’s employment agreements. Mr. Gillman is also entitled to receive an annual equity award pursuant to the terms of our then-existing equity incentive plan, as determined by our Board or our Compensation Committee, in its sole discretion, provided that, effective July 15, 2019, such award shall have a grant date value of not less than $200,000 for any fiscal year. Mr. Gillman’s employment agreement entitles him to participate in all employee benefit plans and arrangements available to our executive officers, including the flight benefits discussed above. It also contains certain confidential information covenants prohibiting Mr. Gillman from using or disclosing any of our confidential information, other than as required in the performance of his duties as our Executive Vice President, General Counsel and Secretary, during the term of his employment and for two years thereafter.

Mr. Gillman’s employment agreement also provides him with severance in the event his employment is terminated without Cause (as defined below) by us (or, in certain circumstances, by our successor-in-interest) or if he resigns for Good Reason (as defined below). If Mr. Gillman is terminated without Cause or if he resigns with Good Reason, he is entitled to payment equal to two times the sum of his base salary, plus an amount equal to the greater of (i) his target annual performance bonus or (ii) half the sum of the bonuses (incentive or otherwise) earned by Mr. Gillman with respect to the two fiscal years immediately preceding the year in which his termination occurs. If Mr. Gillman is terminated by us or our successor-in-interest without Cause or he resigns with Good Reason within 12 months following a Change of Control (as defined below), he is entitled to payment equal to three times the sum of his base salary, plus the greater of (i) his maximum target performance bonus for the fiscal year in which the termination occurs or (ii) the amount of all bonuses (incentive or otherwise) paid to Mr. Gillman with respect to the three fiscal years immediately preceding the year in which his termination occurs. Upon Mr. Gillman’s termination without Cause or resignation for Good Reason, he is also entitled to the payment of continued health, dental and vision insurance premiums for himself and any covered dependents for 24 months following termination, and he is entitled to immediate vesting of any unvested equity awards.

For purposes of Mr. Gillman’s employment agreement, “Cause,” “Change of Control” and “Good Reason” have identical meanings to those contained in Mr. Ornstein’s employment agreement, as set forth above.

Bradford R. Rich

Mr. Rich served as our Chief Operating Officer until his resignation effective April 14, 2023. This disclosure is included pursuant to SEC rule requirements. Under the terms of Mr. Rich’s offer letter, he receives an annual base salary of $300,000 and is eligible to receive an annual performance-based incentive cash bonus of up to $500,000 upon the achievement of established financial and operational goals. Mr. Rich is also eligible to receive an annual equity award under the Company’s 2018 Plan, as determined by our Board or our Compensation Committee, provided such award shall have a grant date value of not less than $200,000 in any fiscal year.

Mr. Rich is eligible to participate in the Company’s 401(k) tax-deferred retirement savings plan on the same terms as the Company’s other executive officers and fulltime employees. He is eligible for other benefits and perquisites, such as (i) medical, dental and vision insurance, (ii) life insurance, accidental death and dismemberment and business travel and accident insurance, (iii) health and dependent care flexible spending accounts, (iv) short and long-term disability insurance and (v) other non-cash fringe benefits on the same basis as the Company’s other executive officers.

Torque Zubeck

Mr. Zubeck resigned from the Company effective September 15, 2023. This disclosure is included pursuant to SEC rule requirements. We entered into an employment agreement with Mr. Zubeck, effective March 1, 2021, in connection with his appointment as Senior Vice President of Finance of the Company. Under the terms of his employment agreement, upon his promotion to Chief Financial Officer, which was effective October 1, 2021, Mr. Zubeck (i) receives an annual base salary of $300,000, (ii) is eligible to receive an annual performance-based incentive cash bonus of up to $225,000 upon the achievement of established individual and company operational goals, and (iii) is eligible to receive an annual equity award under the Company’s 2018 Plan, as determined by our Board or our Compensation Committee, provided such award shall have a grant date value of not less than $150,000 in any fiscal year.

Mr. Zubeck is also be entitled (i) to participate in all employee benefit and welfare programs, plans and arrangements (including, without limitation, pension, profit sharing, supplemental pension and other retirement plans, insurance, hospitalization, medical and group disability benefits, travel or accident insurance plans) , and (ii) to receive fringe benefits, such as dues and fees of professional organizations and associations, in each case to the extent that such programs, plans, arrangements, and benefits are from time to time available to the Company’s executive personnel.

Mr. Zubeck’s employment agreement also provides him with severance in the event his employment is terminated without Cause (as defined in the employment agreement) by us or if he resigns for Good Reason (as defined in his employment agreement). If Mr. Zubeck is terminated without Cause or if he resigns with Good Reason, he is entitled to a payment equal to the sum of his then-existing base salary, plus an amount equal to his annual bonus amount which has been earned but has not been paid. If Mr. Zubeck is terminated by us or our successor-in-interest without Cause or he resigns with Good Reason within 12 months following a Change of Control (as defined in the employment agreement), he is entitled to a payment equal to the sum of his then-existing base salary, plus an amount equal to his annual bonus. Upon Mr. Zubeck’s termination without Cause or resignation for Good Reason, he is also entitled to the payment of continued health insurance coverage for himself and any covered dependents for 12 months following termination, subject to certain exceptions, and is entitled to immediate vesting of any unvested equity awards.

PROPOSAL NO. 3

ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF FUTURE VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

(Item No. 3 on the Proxy Card)

Background

In addition to holding an advisory say-on-pay vote on executive compensation (see Proposal 2), the Dodd-Frank Act also requires that we conduct a separate non-binding advisory vote on the frequency of future say-on-pay votes, commonly referred to as a “Say-on-Frequency” vote. The Company’s shareholders may cast a non-binding advisory vote on whether they would prefer that we hold the advisory Say-on-Pay vote every year, every two years or every three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

The Board values dialogue with its shareholders on executive compensation and other important corporate governance matters. The Board believes that addressing a Say-on-Pay proposal in the Company’s annual meeting once a year will achieve an appropriate balance between fostering such dialogue and affording sufficient time to evaluate the merits of the Company’s overall compensation philosophy, policies and practices in the context of the Company’s long-term business results for the corresponding period and any changes made in response to the outcome of a prior Say-on-Pay proposal. The Company’s compensation programs are straightforward, weighted toward performance, and do not tend to materially change from year to year.

Similar to the Say-on-Pay proposal, this vote is only advisory in nature and will not bind the Company or the Board to adopt any particular frequency. However, the Board values the opinion of the Company’s shareholders and will consider the outcome of the vote when determining how frequently to address future Say-on-Pay proposals. Regardless of the outcome of this Say-on-Frequency vote, the Board may decide that it is in the best interests of the Company’s shareholders and the Company to include a Say-on-Pay proposal in the Company’s proxy statement more or less frequently than the frequency receiving the most votes cast by the Company’s shareholders in this vote.

Voting

The proxy card allows you to vote for one of four choices: holding the advisory vote on executive compensation every 1 year, 2 years or 3 years, or abstaining from voting. Therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board, but will instead be casting their vote for the voting frequency they prefer.

The Board Recommends that Shareholders Vote for the Option of “EVERY YEAR” as the Frequency of Holding Future Advisory Votes

PROPOSAL NO. 4:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item No. 4 on the Proxy Card)

It is the responsibility of the Audit Committee to select and retain independent auditors. Effective [●], 2024, our Audit Committee has appointed Marcum LLP (“Marcum”) as our independent auditors for the Company’s fiscal year ending September 30, 2024. Although shareholder ratification of the Audit Committee’s selection of independent auditors is not required by our Bylaws or otherwise, we are submitting the selection of Marcum LLP for shareholder ratification as a matter of good corporate governance and so that our shareholders may participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select different independent auditors for the Company. Even if the appointment is ratified, our Board may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Mesa Air Group and its shareholders.

A representative of Marcum LLP is expected to be present, virtually, at the Annual Meeting and will be available to respond to appropriate questions and, if they desire, to make a statement.

Change of Auditors in May 2024

RSM US LLP (“RSM”) previously was engaged to audit our consolidated financial statements for the year ended September 30, 2023. The engagement period for RSM concluded following its review of the Company’s Form 10-Q for the period ended December 31, 2023. The Company’s Audit Committee decided to change auditors and informed RSM of its decision effective May 24, 2024. During the fiscal year ended September 30, 2023 and subsequent interim period through May 24, 2024, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RSM, would have caused RSM to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such years. RSM was appointed on March 17, 2023 as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 30, 2023.

RSM’s report on the Company’s consolidated financial statements for the fiscal year ended September 30, 2023 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended September 30, 2023 and the subsequent interim period through May 24, 2024, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, as previously disclosed in the Company’s 2023 annual report filed on Form 10-K, management identified two material weaknesses in the Company’s internal control over financial reporting for the fiscal year ended September 30, 2023 in the areas of (i) information technology general controls (“ITGCs”); and (ii) debt covenant compliance. The material weakness relating to ITGCs related to ineffective ITGCs in the areas of user access management and program change management – related to our inventory management system, PMI, and our Oracle financial reporting system. We believe that these control deficiencies were a result of (i) insufficient documentation of information technology (“IT”) control processes such that the successful operation of ITGCs was overly dependent upon knowledge and actions of certain qualified individuals for each IT system; (ii) insufficient training of IT personnel on the operation and performance of their control responsibilities; and (iii) inadequate risk-assessment processes to identify and assess IT environment changes and risks that could impact internal control over financial reporting. As a result of this material weakness, manual and automated business process controls dependent on the affected ITGCs were ineffective because the controls had the potential to be adversely impacted. RSM issued an adverse opinion on internal control over financial reporting as of September 30, 2023. Management performed additional analysis and test procedures as deemed necessary to ensure that the Company’s financial statements included in the Form 10-K present fairly in all material respects our financial position, results of operations and cash flows for the periods presented.

The material weakness in the Company’s internal controls over the review of debt covenant compliance related to the failure to monitor and review debt compliance covenants. The Company previously reported that it believes this control deficiency was a result of (i) inadequate performance of controls surrounding debt covenant compliance and disclosure; (ii) insufficient knowledge of our amended credit agreement; and (iii) insufficient communication with the Company’s lender regarding debt covenant compliance and obtaining waivers. This material weakness impacted other transactions that rely on the review of debt covenants including the Company’s evaluation of going concern. As a result of this material weakness, there was a factual material misstatement on the consolidated balance sheet and in the Company’s going concern disclosure and debt covenant compliance disclosures in the Company’s Form 10-Q for the quarterly period ended June 30, 2023.

In addition to the foregoing, as reported in the Company’s Form 10-Q for the period ended December 31, 2023, management determined that there was a material weakness related to the omission of a disclosure of an impairment charge associated with newly classified held for sale assets. Management’s review of controls over required disclosures were not performed at the proper level of precision to detect an omitted disclosure of an impairment charge associated with the newly classified assets held for sale of approximately $40.4 million. This impairment was disclosed in the financial information as of and for the three months ended December 31, 2023. This omitted disclosure is a material weakness over the review of subsequent event disclosures related to assets classified as held for sale after the balance sheet date but before the report release date and the impairment charge related to those assets.

Change of Auditors in December 2023

Ernst & Young LLP (“Ernst & Young”) previously was engaged to audit our consolidated financial statements for the years ended September 30, 2022 and September 30, 2021 and was dismissed as our independent registered public accounting firm on December 26, 2022. During the Company’s fiscal years ended September 30, 2022 and September 30, 2021, there were no (1) disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreements in connection with its reports; and (2) events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Ernst & Young of the Company’s consolidated financial statements as of and for the years ended September 30, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended September 30, 2022 and 2021, neither the Company nor anyone acting on its behalf consulted with RSM regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that RSM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of

Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

VOTE REQUIRED

An affirmative vote from holders of a majority in voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the proposal is required to ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024. If our shareholders fail to ratify the selection, it will be considered a recommendation to the Board and the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors and the recent engagement of Marcum, the appointment for 2024 will stand, unless the Audit Committee determines there is a reason to make a change.

Our Board recommends a vote “FOR” the ratification of Marcum LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2024.

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional audit services rendered by RSM US LLP and Ernst & Young LLP, our independent auditors, for the fiscal years ended September 30, 2023 and 2022, respectively:

	Fiscal Year Ended September 30,
	2023	2022
Audit fees(1)	$1,397,719	$933,392
Audit-related fees(2)	—	38,000
Tax fees(3)	—	$170,454

Total fees	$1,397,719	$1,141,846

(1)

Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K for the fiscal years ended September 30, 2023 and September 30, 2022, review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q and services normally provided in connection with regulatory filings.

(2)

Consists of fees billed for professional services for assurance and related services that are traditionally performed by our independent registered public accounting firm, including due diligence related to mergers and acquisitions, audits of employee benefit plans and special procedures required to meet certain regulatory requirements.

(3)	Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consistent with the requirements of the SEC and the PCAOB regarding auditor independence, our Audit Committee has responsibility for appointing, setting compensation, retaining and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm to the Company. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit

Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit and case-by-case basis before the independent auditor is engaged to provide each service. All the services provided by RSM US LLP and Ernst & Young LLP for the fiscal year ended September 30, 2023 and September 30, 2022, respectively, described above were pre-approved by our Audit Committee or our Board. Our Audit Committee determined that the rendering of services other than audit services by RSM US LLP was compatible with maintaining the principal accountant’s independence.

AUDIT COMMITTEE REPORT

The Audit Committee selects and retains an independent registered public accounting firm as the Company’s independent auditor and assists the Board in overseeing (1) the integrity of the Company’s financial statements, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditor, and (4) the compliance by the Company with legal and regulatory requirements related to financial affairs and reporting. The Board of Directors has adopted a written charter for the Audit Committee that addresses the responsibilities of the Audit Committee. This charter is available on our investor relations website (http://investor.mesa-air.com) in the “Corporate Governance – Governance Overview” section.

While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable legal and other requirements. These are the responsibilities of management and the independent auditor. Additionally, in performing its oversight function, the Audit Committee necessarily relies on the work and assurances of, and information provided by, management and the independent auditor.

RSM served as the Company’s independent auditor for the fiscal year ended September 30, 2023. In fiscal 2023, the Audit Committee met and held discussions with management and RSM on numerous occasions. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and RSM the Company’s quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q and the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2023. The Audit Committee discussed with RSM matters required to be discussed by the applicable Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee received the written disclosures and the letter from RSM required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with RSM the firm’s independence and tenure.

Based upon the Audit Committee’s discussions with management and the independent auditor, and the Audit Committee’s review of the representations of management and the report of the independent auditor to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, as filed with the SEC.

Submitted by the Audit Committee

Ellen N. Artist (Chair)

Mitchell I. Gordon

Dana J. Lockhart

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC or subject to Regulations 14A or 14C or the liabilities of Section 18 of the Exchange Act, and shall not to be deemed incorporated by reference in any filing of Mesa Air Group under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The table below sets forth certain information with respect to the beneficial ownership of our common stock as of June 14, 2024 by:

•	each of our NEOs;

•	each of our directors;

•	all our directors and executive officers as a group; and

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

The percentage of shares beneficially owned listed in the table below is based on 41,312,204 shares of our common stock outstanding as of June 14, 2024. In computing the number of shares beneficially owned and the percentage ownership of each of the beneficial owners listed in the table below, we deemed to be outstanding all shares of restricted common stock that have vested or will vest within 60 days of June 14, 2024, and all warrants exercisable within 60 days of June 14, 2024. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, the persons or entities identified in the table below have sole voting and investment power with respect to all shares shown to be beneficially owned by them, subject to applicable community property laws. The information contained in the table below is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table below does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted below, the address for persons listed in the table below is c/o Mesa Air Group, Inc., 410 North 44th Street, Suite 700, Phoenix, Arizona 85008. The information provided in the table below is based on our records, information filed with the SEC and information provided to us, except where otherwise noted:

	Number of Shares Beneficially Owned	Percentage of Class
Named Executive Officers
Jonathan G. Ornstein	788,397	1.91%
Michael J. Lotz	403,764	*
Brian S. Gillman	99,367	*
Bradford R. Rich[1]	68,246	*
Torque Zubeck[2]	17,740	*
Non-Employee Directors
Ellen N. Artist	108,103	*
Mitchell I. Gordon	111,903	*
Dana J. Lockhart	120,603	*
Harvey W. Schiller	93,877	*
Spyridon P Skiados	92,803	*
Jonathan Ireland	-0-	*
All executive officers and directors as a group (11 persons)	1,904,804	4.61%
5% Shareholders
The Yucaipa Companies LLC[3]	2,964,848	7.17%
United Airlines Holdings, Inc.[4]	4,042,061	9.78%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
1	Mr. Rich retired from the Company effective April 14, 2023. He is included in this table and elsewhere pursuant to SEC regulations.

2	Mr. Zubeck resigned from the Company effective September 15, 2023. He is included in this table and elsewhere pursuant to SEC regulations.
3

Information is based on a Schedule 13D/A filed with the SEC on December 28, 2020. The address for Ronald W. Burkle is c/o The Yucaipa Companies LLC is 9130 W. Sunset Boulevard, Los Angeles, California 90069.

4	Information is based on a Schedule 13D/A filed with the SEC on May 4, 2023. The address for United Airlines Holdings, Inc. is 233 South Wacker Drive, Chicago, Illinois 60606.

TRANSACTIONS WITH RELATED PERSONS IN 2023

Related Party Transaction Policy

Our Board has a written policy and procedures for review and approval of transactions involving the Company and “related persons” (which includes our directors and executive officers or their immediate family members, or shareholders and their immediate family members owning 5% or more of our common stock). The policy applies to any transaction in which the Company is a participant and any related person that has a direct or indirect material interest, excluding transactions: (a) involving payment or reimbursement of expenses of the related person incurred in the ordinary course of the related person’s service as a director or officer of the Company; (b) where the financial or compensatory arrangements are approved or ratified by our Board; (c) where the related person’s interest arises (i) only from such person’s position as a director of a corporation or organization which is a party to the transaction; (ii) only from such person’s direct or indirect ownership of less than a 10% equity interest in another person (other than a partnership, limited liability company, trust or similar entity) that is a party to the transaction; or (iii) from both such position and such ownership; (d) where the related person’s interest arises only from the ownership of a class of equity securities of the Company and all holders of that class receive the same benefits on a pro rata basis; and (e) where an immediate family member’s interest arises from his or her status as an employee of a firm, corporation or other entity for which he or she is not also an officer, director, general partner, or principal.

Our Audit Committee reviews and approves in advance all related person transactions. In determining whether to approve a related person transaction, our Audit Committee looks to whether the related person transaction is on terms and conditions no less favorable to the Company than may reasonably be expected in arm’s-length transactions with unrelated parties. Our Audit Committee will also consider such other factors as it may determine under the circumstances of a particular transaction.

Our Audit Committee is responsible for reviewing the material facts of all related person transactions, subject to the exceptions described above. Our Audit Committee will either approve or disapprove the entry into the related person transaction. If advance approval is not feasible, the transaction will be considered and, if our Audit Committee determines it to be appropriate, ratified at our Audit Committee’s next regularly scheduled meeting. In determining whether to approve or ratify a transaction with a related person, our Audit Committee will consider, among other factors that it determines to be appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Information relating to our transactions with related persons is set forth immediately below.

Since the beginning of our fiscal year ended September 30, 2023, we had no transactions pursuant to which we were a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Indemnification Agreements

Our Second Amended and Restated Articles of Incorporation compel indemnification of our directors and officers and permit indemnification of our employees and other agents, in each case to the maximum extent permitted by Nevada law, and our Bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by Nevada law. In addition, we have entered into indemnification agreements with our directors and NEOs containing provisions which are in some respects broader than the specific indemnification provisions contained in Nevada law. The indemnification agreements may require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ADDITIONAL INFORMATION

As of the date of this proxy statement, our Board knows of no other business that will be conducted at our Annual Meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on such matters in accordance with their best judgment.

We have filed our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Shareholders can also access this proxy statement and our Annual Report on Form 10-K in the “Financial Information – SEC Filings” section of our investor relations website (http://investor.mesa-air.com). We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to our Executive Vice President, General Counsel and Secretary at 410 North 44th Street, Suite 700, Phoenix, Arizona 85008.

By Order of the Board of Directors

Jonathan G. Ornstein

Chairman, Chief Executive Officer and Director

Phoenix, Arizona

July 1, 2024

SCAN TO VIEW MATERIAL & VOTE MESA AIR GROUP, INC. ATTN: BRIAN S. GILLMAN 410 N. 44TH STREET-STE 700 PHOENIX, AZ 85008 VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 13, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 13, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR nominee(s) on the line below. the following: 0 0 0 1. Election of Directors Nominees 01) Ellen N. Artist 02) Mitchell I. Gordon 03) Dana J. Lockhart 04) Jonathan G. Ornstein 05) Harvey W. Schiller 06) Spyridon P. Skiados 07) Jonathan Ireland The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers. 0 0 0 The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 3. To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s 0 0 0 0 named executive officers. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 4. The ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the 0 0 0 fiscal year ending September 30, 2024. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 0000648722_1 R1.0.0.6 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com MESA AIR GROUP, INC. 2024 Annual Meeting of Shareholders August 14, 2024 2:00 PM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Brian S. Gillman and Michael J. Lotz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MESA AIR GROUP, INC. that the shareholder(s) is/are entitled to vote at the 2024 Annual Meeting of Shareholders to be held at 2:00 PM, MST on Wednesday, August 14, 2024, at the offices of DLA Piper LLP (US), 2525 East Camelback Road, Suite 1000, Phoenix, AZ 85016, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. 0000648722_2 R1.0.0.6Continued and to be signed on reverse side